                                                                  EXECUTION COPY

                                                                     EXHIBIT 2.1

                  AGREEMENT AND PLAN OF MERGER AND CONTRIBUTION

                            Dated as of March 3, 2005

                                  By and Among

                              EMPIRE RESORTS, INC.,

                         EMPIRE RESORTS HOLDINGS, INC.,

                            EMPIRE RESORTS SUB, INC.,

                     CONCORD ASSOCIATES LIMITED PARTNERSHIP

                                       and

                              SULLIVAN RESORTS LLC

                                TABLE OF CONTENTS

                                                                            PAGE

                                   ARTICLE I.
                                   Definitions

Certain Definitions............................................................2

                                   ARTICLE II.
                      The Merger and Contribution; Closing

Section 2.1   Time and Place of Closing........................................6
Section 2.2   The Merger.......................................................6
Section 2.3   Effective Time...................................................6
Section 2.4   Effects of the Merger............................................6
Section 2.5   Certificate of Incorporation and Bylaws of Surviving Corporation.6

                                  ARTICLE III.
                  Representations and Warranties of Transferor

                                       -i-

                                   ARTICLE IV.
                    Representations and Warranties of Empire

                                   ARTICLE V.
                            Covenants of the Parties

                                      -ii-

Section 5.23  Refinancing Cooperation;
              Satisfaction of Empire Payment Obligations......................43
Section 5.24  HSR Act; Certain Registration Rights............................43

                                   ARTICLE VI.
                         Evidence and Condition of Title

Section 6.4   Material Title Defects and New Material Title
              Defects Prior to Closing........................................45
Section 6.5   Voluntary Title Defects.........................................45
Section 6.6   Permitted Exceptions............................................45

                                  ARTICLE VII.
                              Conditions Precedent

Section 7.1   Conditions to Empire's Obligations..............................46
Section 7.2   Conditions to Transferor's Obligation...........................48

                                  ARTICLE VIII.
                               Closing Deliveries

                                   ARTICLE IX.
                             Termination and Default

Section 9.1   Termination.   (a)..............................................55
Section 9.2   Default.........................................................57

                                     -iii-

                                   ARTICLE X.
                                  Miscellaneous

EXHIBITS AND SCHEDULES

Exhibit A - Registration Rights Term Sheet
Exhibit B - Map of Concord Owned Property,  Concord Hotel Site, Golf Courses and
            Retained  Property
Exhibit C - Monticello  Property
Exhibit D - Grossinger's Property
Exhibit E - Trademarks,  Service  Marks,  Logos and Tradenames  Associated  with
            Grossinger's Property and Concord Property
Exhibit F - Form of Trade Name License Agreement
Exhibit G - Excluded Personal Property
Exhibit H - Golf Course Agreement  Term  Sheet
Exhibit I - REA Term Sheet Exhibit J - Form of Tax Representation Certificates

Empire Disclosure Schedule
Transferor Disclosure Schedule

                                      -iv-

DEFINED TERMS
Acquisition Proposal......................32           Golf Course Agreement.....................38
Action....................................58           Governmental Entity.......................22
Additional Agreements.....................38           Grossinger's Property.....................11
Affiliate..................................2           Ground Lease...............................3
Agreement..................................1           Hazardous Materials.......................18
Assumed Liabilities.......................13           Indian Tribe Agreement.....................3
Assumption Agreement......................13           knowledge..................................4
Audit Date................................23           Knowledge or knowledge.....................4
Book Entry Shares..........................9           Law........................................4
Catskills Acquisition.....................33           Lead Based Paint..........................18
Catskills Transfer........................33           Leased Property...........................11
Certificate of Merger......................6           Leases....................................12
Certificates...............................9           Legal Requirements........................17
Closing....................................5           Lender....................................14
Closing Conditions.........................5           Lender Consents...........................15
Closing Date...............................6           Letter Agreement...........................2
Code.......................................1           Licenses..................................12
Concord Associates.........................1           Lien.......................................4
Concord Owned Property....................11           MAC Notice Party..........................56
Concord Property..........................11           Material Adverse Effect....................4
Confidentiality Agreement.................34           materially and adversely..................37
Contract..................................23           Merger.....................................1
Contribution...............................1           Merger Sub.................................1
Covered Persons...........................26           Monticello Property........................4
Deeds.....................................51           New Material Title Defect(s)..............44
Delaware Secretary of State................6           Newco......................................1
DGCL.......................................3           Newco Common Stock.........................8
Effective Time.............................6           Option Agreement...........................2
Empire.....................................1           Owned Property............................12
Empire Common Stock.......................20           Owner's Title Commitments.................43
Empire Disclosure Schedule.................3           Permitted Exceptions......................45
Empire Licenses...........................25           Person.....................................4
Empire Material Contracts.................26           Preferred Stock...........................21
Empire Merger Consideration................8           Properties................................13
Empire Proxy Statement....................35           Purchase Shares...........................13
Empire Reports............................23           Registration Statement....................35
Empire Requisite Vote.....................22           Representatives...........................32
Environmental Legal Requirements..........18           Requisite Approvals.......................42
Exchange Act...............................3           Requisite Cayuga Approvals................42
Exchange Agent.............................9           Requisite Seneca Cayuga Approvals.........42
Exchange Fund..............................9           Retained Property..........................5
Frontline.................................35           SEC....................................5, 23
GAAP...................................... 3           Securities Act.............................5
Gaming Facility............................4           Service Contracts.........................52

                                      -v-

Shareholders Agreement.....................2           Tax Returns................................5
SOXA,.....................................24           Title Company.............................43
Stockholders Meeting......................37           Title Review Period.......................44
Subsidiary.................................5           Trade Name License Agreement..............12
Sullivan Resorts...........................1           Transactions...............................1
Surveys...................................43           Transferor.................................1
Surviving Corporation......................6           Transferor Disclosure Schedule.............5
Takeover Statute..........................26           Transferor's Title Cure Election Period...44
Tax Forms.................................52           U.S........................................5
Tax or Taxes...............................5           Voting Agreements..........................2

                                      -vi-

                  AGREEMENT AND PLAN OF MERGER AND CONTRIBUTION

            THIS   AGREEMENT   AND  PLAN  OF  MERGER  AND   CONTRIBUTION   (this
"AGREEMENT"),  dated as of March 3, 2005,  is entered  into by and among  EMPIRE
RESORTS, INC., a Delaware corporation ("EMPIRE"), EMPIRE RESORTS HOLDINGS, INC., a Delaware  corporation and wholly owned subsidiary of Empire ("NEWCO"),  EMPIRE
RESORTS SUB, INC., a Delaware  corporation and wholly owned  subsidiary of Newco
("MERGER SUB"), and CONCORD ASSOCIATES LIMITED  PARTNERSHIP,  a New York limited partnership ("CONCORD ASSOCIATES") and SULLIVAN RESORTS, LLC, a New York limited liability company ("SULLIVAN  RESORTS") (Concord Associates and Sullivan Resorts
being  referred to herein,  collectively,  as  "TRANSFEROR").  Unless  otherwise specified, capitalized terms used herein shall have the meaning ascribed to them in Article I.

            WHEREAS,  Newco is a newly  formed  corporation  that has issued and outstanding 100 shares of capital stock, all of which are owned by Empire; and

            WHEREAS,  Empire has caused  Newco to form  Merger  Sub,  all of the outstanding capital stock of which is owned by Newco; and

            WHEREAS, the respective Boards of Directors of Empire and Merger Sub have approved this  Agreement and the merger of Merger Sub with and into Empire, with Empire  continuing as the surviving  corporation  (the "MERGER"),  upon the terms and subject to the conditions set forth in this Agreement; and

            WHEREAS,  Transferor  owns  fee  simple  or  leasehold  title to the
Properties (as defined below); and

            WHEREAS,  Transferor  desires  to  contribute  and Newco  desires to acquire,  INTER ALIA, the  Properties in exchange for the Transferor  Shares (as hereinafter  defined)  and  the  assumption  or  payment  by  Newco  of  certain liabilities of Transferor on the terms and conditions hereinafter set forth (the
"CONTRIBUTION" and collectively with the Merger, the "TRANSACTIONS"); and

            WHEREAS,   the  Board  of  Directors  of  Newco  has  approved  this
Agreement,  the Transactions and the other transactions  contemplated hereby and the Contribution  upon the terms and subject to the conditions set forth in this
Agreement; and

            WHEREAS,  for U.S. federal income tax purposes,  it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a)
of the Internal  Revenue Code of 1986,  as amended  (the  "CODE"),  and that the
Merger and the  Contribution,  taken  together,  will  qualify as a  transaction described in Section 351 of the Code; and

            WHEREAS,  each outstanding  share of Empire Common Stock (other than shares of Empire  Common  Stock held in the  treasury of Empire)  shall cease to exist and shall be converted into the right to receive one share of Newco Common
Stock; and

            WHEREAS,  Empire and Transferor have executed and delivered a letter agreement,  dated as of November 12, 2004 (the "LETTER AGREEMENT"),  pursuant to which  the  parties  agreed to enter  into this  Agreement  and  consummate  the
Transactions  and the other  transactions  contemplated  hereby  subject  to the provisions hereof; and

            WHEREAS,  in connection with the parties'  execution and delivery of the Letter  Agreement,  (a) certain  stockholders  of Empire entered into Voting
Agreements  with  Transferor   dated  as  of  November  12,  2004  (the  "VOTING
AGREEMENTS"),  as amended by Amendment No. 1 to Voting Agreement dated as of the date hereof (the "Voting Agreement  Amendment");  and (b) Empire entered into an
Option  Agreement  with Concord  Associates,  dated as of November 12, 2004,  as amended by Amendment No. 1 to Option  Agreement dated as of the date hereof (the
"OPTION  AGREEMENT")  and  (c)  the  parties  agreed,  as  a  condition  to  the consummation of the Transactions,  to enter into a Registration Rights Agreement on  substantially  the same terms as are set forth in the term sheet attached as
EXHIBIT  A  hereto  and  otherwise  in  reasonable   and  customary   form  (the
"REGISTRATION RIGHTS AGREEMENT"); and

            WHEREAS, in order to more fully and completely describe and document the transactions  provided for in the Letter Agreement,  the parties have agreed to  execute  and  deliver  this  Agreement,  which  shall  supersede  the Letter
Agreement in all respects.

            NOW,  THEREFORE,  in  consideration  of the foregoing and the mutual covenants  and  agreements  contained  in this  Agreement,  and  intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

            CERTAIN  DEFINITIONS.  As used in this Agreement the following terms shall have the following respective meanings:

            "AFFILIATE"  means, with respect to any Person,  another Person that directly or  indirectly  controls,  is  controlled  by, or is under common control with,  such first Person,  where  "control"  means the possession, directly or  indirectly,  of the power to direct or cause the direction of the  management  policies of a Person,  whether  through the  ownership of voting securities, by contract, as trustee or executor, or otherwise.

            "CONCORD  HOTEL  SITE" means up to  approximately  100 acres of land owned by Concord  Associates in Kiamesha Lake, New York, which is intended to be conveyed to the United States in trust for a native  american indian tribe or nation  and is  intended  to be a portion of Lots 1A, 1B and/or 2 more particularly described in EXHIBIT B hereto.

            "CONTEMPLATED  BUSINESS"  means (a) with respect to Transferor,  the ownership,  development,  operation,  use and  maintenance of the Retained
      Property for  residential  purposes,  including the use of the Golf Course pursuant  to the Golf  Course  Agreement  and (b) with  respect  to Empire and/or Newco, the ownership,  development,  operation, use and maintenance of Class III gaming facilities.

            "DGCL"  shall  mean  the  General  Corporation  Law of the  State of
      Delaware.

            "EMPIRE DISCLOSURE  SCHEDULE" shall mean the Disclosure  Schedule of
      Empire, dated as of the date hereof.

            "ERISA" shall mean the Employee  Retirement  Income  Security Act of
      1974, as amended.

            "ERISA  AFFILIATE"  of any  Person  means  any  other  Person  that, together  with such Person,  would be treated as a single  employer  under
      Section 414 of the Code.

            "EXCHANGE  ACT" shall mean the  Securities  Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

            "GAAP" shall mean U.S.  generally  accepted  accounting  principles, consistently applied.

            "GROUND LEASE" shall mean the Lease, dated July 1, 1968, executed by
      Nalou Realty Corp., as landlord,  and Kiamesha Concord, Inc., as tenant as amended, modified and supplemented by that certain order of the Bankruptcy
      Court,  dated  October 16, 1998 and  docketed  on October  22,  1998,  the
      Stipulation of Settlement  Resolving the 1968 Lease Issues,  dated January
      15,  1999,  and  docketed on January 20, 1999 and the  Amendment to Lease, dated December 1, 2001.

            "HSR ACT" means the Hart-Scott-Rodino  Antitrust Improvements Act of
      1976, as amended, and the rules and regulations thereunder.

            "INDIAN  TRIBE  AGREEMENTS"  shall  mean  the  (a)  Gaming  Facility
      Development and Construction Agreement,  dated as of April 3, 2003, by and among Cayuga Catskill Gaming  Authority,  Monticello  Raceway  Development
      Company,  L.L.C.,  and Cayuga  Nation of New York,  (b) Shared  Facilities
      Agreement,  contemplated  to be executed by and  between  Cayuga  Catskill
      Gaming Authority and Monticello Raceway  Management,  Inc.  ("MRMI"),  (c)
      Land Purchase Agreement,  dated as of April 3, 2003, by and between Cayuga
      Catskill Gaming Authority and Catskill Development,  L.L.C., as amended by the First  Amendment  of Land  Purchase  Agreement,  dated as of April 30,
      2004, by and between  Catskill  Development,  L.L.C.  and Cayuga  Catskill
      Gaming Authority,  (d) Gaming Facility Management  Agreement,  dated as of

      April 3, 2003, by and among Cayuga Catskill Gaming  Authority,  Monticello
      Casino  Management,  L.L.C.,  and  Cayuga  Nation of New York,  (e) Letter
      Agreement,  dated as of April 3,  2003,  by and  among  Alpha  Hospitality
      Corporation,  Catskill Development,  L.L.C. and Cayuga Nation of New York,
      as amended by the First Amendment of Letter  Agreement,  dated as of April
      30, 2004, by and between Empire  Resorts,  Inc. and Catskill  Development,
      L.L.C.  and Cayuga Nation of New York and Cayuga Catskill Gaming Authority
      and by the Letter Agreement, dated as of December 23, 2004, by and between
      Empire  Resorts,  Inc.  and the  Cayuga  Nation  of New York,  (f)  Letter
      Agreement,  dated as of August 19, 2004,  by and between  Empire  Resorts,
      Inc.  and the  Seneca-Cayuga  Tribe of Oklahoma  and (g)  Memorandum  from
      Martin R. Gold to the Cayuga Nation of New York,  dated November 14, 2004, signed by the Cayuga Nation of New York and Empire Resorts, Inc.

            "KNOWLEDGE"  or  "knowledge"  shall  mean and be limited to (i) with respect to Empire,  when used in the phrase  "TO  EMPIRE'S  KNOWLEDGE"  or similar phrases, the actual knowledge of the following individuals:  Morad
      Tahbaz and Robert  Berman,  and the knowledge a reasonably  prudent person would be expected to have acting in such person's  capacity in the conduct of similar  business and (ii) with respect to Transferor  when used in the
      phrase  "TO  TRANSFEROR'S   KNOWLEDGE"  or  similar  phrases,  the  actual
      knowledge of the following individuals: Louis Cappelli and Bruce Berg, and the knowledge a reasonably prudent person would be expected to have acting in such person's capacity in the conduct of similar business.

            "LAW" shall mean any U.S.  federal,  state or local, or any foreign, order, writ,  injunction,  judgment,  award, decree,  common law, statute, code, ruling, law, agency requirement, arbitration award, ordinance, rule, regulation, license or permit of any Governmental Entity.

            "LIEN" shall mean any  easement,  encroachment,  security  interest, pledge, mortgage, lien (including, without limitation,  environmental, Tax and ERISA liens),  charge,  judgment,  claim,  encumbrance,  proxy, voting trust or voting agreement.

            "MATERIAL  ADVERSE  EFFECT"  with  respect to any Person means (x) a material adverse effect on the condition (financial or other), properties, assets,  liabilities or business with respect to or in connection with the
      Contemplated Business of such Person and its Subsidiaries or (y) an effect that would prevent,  materially delay or materially  impair the ability of such Person to consummate the transactions  contemplated by this Agreement
      (including,  without  limitation,  with  respect  to Newco the  ability to develop,  construct and operate a Resort Facility at the Concord Property, which Resort Facility shall include a hotel containing  approximately 1500 rooms).

            "MONTICELLO PROPERTY" shall mean the land located in Monticello, New
      York and described on EXHIBIT C hereto, and all buildings,  structures and other  improvements  thereon,  which  property is owned by MRMI,  a wholly owned subsidiary of Empire and known as the Monticello Raceway.

            "PERSON"  shall  mean  any  individual,  corporation,   partnership,
      limited  liability  company,   association,   trust  or  other  entity  or
      organization, including a government or political subdivision or an agency or instrumentality thereof.

            "RESORT  FACILITY" shall mean a hotel(s) and resort complex,  which, with respect to the Concord  Hotel Site,  shall  include a fully  licensed
      Class III gaming enterprise.

            "RETAINED  PROPERTY"  shall mean the land owned or leased by Concord
      Associates  in  Kiamesha  Lake,  New York and which is outside of the Golf
      Courses  and  Concord  Owned  Property  marked or  indicated  on EXHIBIT B hereto,  and all buildings,  structures and improvements  located thereon, and all rights and interests appurtenant thereto.

            "SEC" shall mean the U.S. Securities and Exchange Commission.

            "SECURITIES  ACT" shall mean the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

            "SUBSIDIARY"  shall  mean,  with  respect to any  Person,  any other
      Person,  whether  incorporated  or  unincorporated,  of  which  at least a majority of the  securities or ownership  interests  having by their terms voting  power to elect a  majority  of the  board  of  directors  or other
      Persons  performing  similar  functions is directly or indirectly owned or
      controlled   by  such  entity  or  by  one  or  more  of  its   respective
      Subsidiaries.

            "TAX" or "TAXES" shall mean all federal, state, local or foreign net or gross income,  gross receipts,  net proceeds,  sales,  use, ad valorem, value added, franchise,  bank shares,  withholding,  payroll,  employment, excise,  property,  alternative  minimum,  environmental  or other  taxes, assessments,  duties,  fees, levies or other  governmental  charges of any nature  whatsoever,  whether disputed or not,  together with any interest, penalties,  additions to tax or additional  amounts with respect  thereto, whether  disputed  or not, in each case  including  such taxes for which a
      Person is or may be liable (i) as a result of Treasury  Regulation Section
      1.1502-6  (or a similar  provision  of state,  local or foreign  law),  as transferee  or  successor,  and  (ii) as a result  of  being  party to any agreement or any expressed or implied obligation to indemnify any Person.

            "TAX  RETURNS"  shall  mean any  federal,  state,  local or  foreign returns,  reports,  claims for refund,  information  returns or statements
      (including any amended  returns or information  returns) filed or required to be filed for purposes of a particular Tax.

            "TRANSFEROR  DISCLOSURE SCHEDULE" shall mean the Disclosure Schedule of Transferor, dated as of the date hereof.

            "U.S." shall mean the United States of America.

                                  ARTICLE II.
                      THE MERGER AND CONTRIBUTION; CLOSING

            Section  2.1  TIME  AND  PLACE  OF  CLOSING.   The  closing  of  the
Transactions  (the  "CLOSING")  shall  take  place at the  offices  of  Empire's counsel,  Latham & Watkins LLP, in New York City,  on such date and time that is substantially  contemporaneous  with the last to be  satisfied  or waived of the conditions to Closing (the "CLOSING  CONDITIONS")  set forth in Article VII, but in no event later than 5 business days following  satisfaction  or waiver of the
Closing Conditions (the date of the Closing, the "CLOSING DATE");  PROVIDED that if all such Closing  Conditions  shall not have been satisfied  and/or waived by
December  31, 2005,  then either party shall have such rights to terminate  this
Agreement as are set forth in SECTION 9.1 hereof.

            Section 2.2 THE MERGER. Upon the terms and subject to the conditions hereof,  at the Closing,  and in accordance  with the DGCL,  Merger Sub shall be merged with and into Empire at the Effective Time (as defined below).  Following the  Merger,  the  separate  corporate  existence  of Merger Sub shall cease and
Empire   shall   continue  as  the   surviving   corporation   (the   "SURVIVING
CORPORATION").

            Section  2.3  EFFECTIVE  TIME.  As promptly  as  practicable  on the
Closing  Date,  Merger Sub and Empire shall (a) file with the Secretary of State of the State of Delaware (the  "DELAWARE  SECRETARY OF STATE") a certificate  of merger (the "CERTIFICATE OF MERGER") in such form as is required by and executed in accordance  with the relevant  provisions of the DGCL, and (b) make all other filings or recordings required under the DGCL. The Merger shall become effective at such  time as the  Certificate  of  Merger is duly  filed  with the  Delaware
Secretary of State or at such  subsequent  time as Empire and  Transferor  shall agree and as shall be specified in the  Certificate of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").

            Section 2.4 EFFECTS OF THE MERGER.  At and after the Effective Time, the Merger  will have the effects set forth in the DGCL.  Without  limiting  the generality of the foregoing,  and subject thereto, at the Effective Time all the property,  rights,  privileges,  powers and  franchises of Empire and Merger Sub shall be vested in the Surviving  Corporation,  and all debts,  liabilities  and duties of Empire and Merger Sub shall become the debts,  liabilities  and duties of the Surviving Corporation.

            Section 2.5  CERTIFICATE  OF  INCORPORATION  AND BYLAWS OF SURVIVING
CORPORATION. The certificate of incorporation of Empire shall be amended to read in its  entirety as the  certificate  of  incorporation  of Merger Sub in effect immediately  prior to the  Effective  Time,  except  that (a)  Article  I of the certificate  of  incorporation  shall  provide  that the  name of the  surviving corporation is "Empire  Resorts  Properties,  Inc." and (b) such  certificate of incorporation  shall state that the total number of authorized  shares of common stock  shall be 1000.  The  bylaws of  Empire  shall be  amended  to read in its entirety  as the  bylaws  of  Merger  Sub in  effect  immediately  prior  to the
Effective Time,  until  thereafter  changed or amended as provided therein or by applicable Law.

            Section 2.6 NAME CHANGE;  CERTIFICATE OF INCORPORATION AND BYLAWS OF
NEWCO. At the Effective  Time,  Empire shall cause Newco's name to be changed to
"Empire Resorts,  Inc." Empire shall cause Newco's  certificate of incorporation and bylaws to be amended as of immediately prior to the Effective Time to be the same as Empire's  certificate of incorporation and bylaws as of the date hereof, until thereafter changed or amended as provided therein or by applicable Law.

            Section 2.7  OFFICERS AND  DIRECTORS.  The officers of Empire at the
Effective  Time shall be the officers of the  Surviving  Corporation,  until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their  respective  successors are duly elected and qualified,  as the case may be.  The Board of  Directors  of Empire at the  Effective  Time shall be the
Board of  Directors  of the  Surviving  Corporation  until the  earlier of their resignation  or  removal  or  otherwise  ceasing  to be a member of the Board of
Directors or until their  respective  successors are duly elected and qualified.
The initial  Board of Directors of Newco to be in office at the Closing shall be as set forth in Section 2.8 below.

            Section 2.8 INITIAL  BOARD OF DIRECTORS OF NEWCO.  The initial Board of Directors of Newco to be in office at the  Effective  Time shall be comprised of eleven (11) members,  two (2) of whom shall be designees of Transferor  (such designees or such other  individuals  designated from time to time by Transferor to take their place or places, the "TRANSFEROR DESIGNEES"). Newco and Transferor agree that the Transferor  Designees  shall be members of the class of directors who will not be subject  to  reelection  until the annual  meeting to be held in
2008.  Of the  remaining  nine (9) members of the initial  Board of Directors at least seven (7) members of the Board of Directors will be independent. Newco and
Transferor  agree  that the  seven  (7)  initial  independent  members  shall be comprised as follows:  (1) in addition to  Transferor's  right to designate  the
Transferor Designees,  Transferor will be entitled to designate three (3) of the seven (7)  independent  members  of the Board of  Directors;  (2) Newco  will be entitled to designate three (3) independent directors selected from the existing independent  directors  on the  Board of  Directors  of  Empire,  as of the date hereof;  and (3) the six (6) independent  directors selected pursuant to (1) and
(2) above will  together  select the  seventh  independent  director.  Committee representation will be proportionate to representation on the Board of Directors
(except  that  committees  that are  required  to be  comprised  of  independent directors will have comparable proportionate  independent  representatives).  To the extent  permitted by applicable  NASDAQ rules and by  applicable  law, for a period of at least  three years after the  Effective  Time,  at least one of the
Transferor Designees shall be entitled to serve as a member of each committee of the Board of Directors.  If prior to the expiration of any Transferor Designee's term,  any Transferor  Designee  ceases to be a member of the Board of Directors
(for  any  reason  other  than  for  cause),  Newco  will  use its  commercially reasonable  efforts  (subject  to any  NASDAQ  regulations,  applicable  law and fiduciary duties and obligations of Newco's directors then in office) to appoint a new member of the Board of  Directors  designated  by  Transferor  to fill the vacancy left by such departing  member so that until at least the annual meeting held in 2008, at least two Transferor  Designees will be members of the Board of
Directors.  Newco  agrees  that each of Scott  Rechler  and Louis  Cappelli  are acceptable as Transferor Designees (without limiting Transferor's rights to make replacements), provided that Scott Rechler and Louis Cappelli are able to comply with the suitability requirements of applicable state, federal and tribal gaming regulators with jurisdiction over Empire's  operations,  and if Scott Rechler or
Louis  Cappelli  do  not  so  comply,  Transferor  shall  be  entitled  to  name replacement designees who meet such requirements. Transferor hereby acknowledges and  agrees  that all  members  of the Board of  Directors  shall be  subject to
suitability   requirements  of  applicable  state,  federal  and  tribal  gaming regulators.  Empire and Newco agree to use  commercially  reasonable  efforts to effect the foregoing,  including seeking and obtaining any required  shareholder approvals of the foregoing at the Stockholders Meeting (or any adjournment(s) or postponement(s)  thereof),  or any other  meeting of  shareholders  of Empire or
Newco at which the matters  contemplated by this Agreement or this Agreement are to  be  presented  to a  vote  of  shareholders  of  Empire  or  Newco  (or  any adjournment(s) or postponement(s)  thereof). Empire and Newco also agree that in connection with seeking and obtaining any required shareholder  approvals of the foregoing  it  shall  undertake  the  same  efforts  and  comply  with  the same obligations  with respect to seeking and obtaining  such  approvals as those set forth  in  Section  5.11 of this  Agreement.  Notwithstanding  anything  in this
Agreement  to the  contrary,  in the event  that any such  required  shareholder approval is not  obtained  for any reason,  the parties  agree that such failure shall be treated for all purposes  (including,  for purposes of determining  the exercisability of the Option and the termination of this Agreement) as a failure to satisfy the  shareholder  approval  condition to Closing set forth in Section
7.1(a) of this  Agreement.  The terms and  provisions  of this Section 2.8 shall survive the Closing.

            Section 2.9 DIRECTOR'S AND OFFICER'S INSURANCE.

            On or prior to the Effective  Time,  Empire shall  obtain,  or shall cause to be obtained,  a new policy of director's and officer's  insurance or an endorsement to Empire's existing  director's and officer's  insurance policy for the officers and Board of Directors of Newco.  Such policy or endorsement  shall provide the same  coverage to the Newco  officers  and Board of  Directors as is provided to Empire's officers and Board of Directors as of the date hereof.

            Section 2.10 EFFECT ON CAPITAL STOCK.  (a) At the Effective Time, by
virtue of the Merger,  each share of Empire Common Stock issued and  outstanding immediately  prior to the Effective Time (other than shares held in the treasury of Empire)  shall cease to exist and be converted  into the right to receive one share of common  stock,  par value  $0.01 per  share,  of Newco  ("NEWCO  COMMON
STOCK").

            (b) At the Effective  Time,  by virtue of the Merger,  each share of the  common  stock,  par  value  $0.01  per  share,  of Merger  Sub  issued  and outstanding  immediately prior to the Effective Time shall cease to exist and be converted into the right to receive one share of common stock,  par value $0.01, of the Surviving Corporation.

            (c) At the Effective  Time,  by virtue of the Merger,  each share of
Empire  Common  Stock held in the  treasury of Empire  immediately  prior to the
Effective  Time shall  automatically  be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange thereof.

            Section 2.11 EFFECT ON CLASS B AND CLASS E PREFERRED  STOCK.  (a) At
the Effective  Time,  by virtue of the Merger,  each share of Empire Class B and
Class E Preferred Stock (the "EMPIRE PREFERRED STOCK") issued and outstanding immediately  prior to the Effective Time (other than shares held in the treasury of Empire)  shall cease to exist and be converted  into the right to receive one share of preferred stock, par value $0.01 per share, of Newco, having equivalent terms to the  Class B and  Class E  Preferred  Stock,  respectively,  of  Empire
("NEWCO PREFERRED  STOCK",  together with Newco Common Stock, the "EMPIRE MERGER
CONSIDERATION").

            (b) At the Effective  Time,  by virtue of the Merger,  each share of
Empire Preferred Stock held in the treasury of Empire  immediately  prior to the
Effective  Time shall  automatically  be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange thereof.

            Section 2.12 STOCK OPTIONS.  At the Effective Time, by virtue of the
Merger,  each stock option or warrant  exercisable  for shares of Empire  Common
Stock  (the  "EMPIRE  STOCK  OPTIONS")  outstanding  immediately  prior  to  the
Effective  Time shall be converted  automatically  at the Effective Time into an option or warrant to purchase a number of shares of Newco Common Stock (a "NEWCO
STOCK OPTION") equal to the same number of shares of Empire Common Stock subject to such Empire Stock Option.  The terms and  conditions  (including the exercise price per share) of the Newco Stock Options shall  otherwise  remain the same as the terms and  conditions  of each  Empire  Stock  Option.  Notwithstanding  the foregoing,  each Empire Stock  Option  (whether  such option is a  non-qualified stock option or an option that is intended to be an "incentive stock option" (as defined under Section 422 of the Code)) shall be adjusted in accordance with the principles set forth in Section 424 of the Code.

            Section 2.13 EXCHANGE OF SHARES IN THE MERGER.  (a) At the Effective
Time,  Newco shall make  available  to an exchange  agent  selected by Newco and reasonably  acceptable to Transferor (the "EXCHANGE AGENT"),  for the benefit of those Persons who  immediately  prior to the Effective  Time were the holders of shares of Empire Common Stock or Empire Preferred Stock, a sufficient  number of certificates representing shares of Newco Common Stock or Newco Preferred Stock, as the case may be,  required  to effect the  delivery of the  aggregate  Empire
Merger  Consideration  required to be issued  pursuant to Section  2.10(a)  (the certificates  representing shares of Newco Common Stock or Newco Preferred Stock comprising such aggregate Empire Merger Consideration being hereinafter referred to as the "EXCHANGE FUND").

            (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a  certificate  or  certificates  which  immediately prior to the  Effective  Time  represented  outstanding  shares of Empire Common
Stock or Empire  Preferred  Stock (the  "CERTIFICATES")  (i) a form of letter of transmittal  (which shall specify that delivery  shall be effected,  and risk of loss and title to the Certificates  shall pass, only upon proper delivery of the
Certificates to the Exchange Agent) and (ii)  instructions  for use in effecting the  surrender of the  Certificates  for exchange  therefor or for effecting the exchange of  Certificates  for shares of Newco Common  Stock or Newco  Preferred
Stock,  as the case may be, to be held in book entry  form.  Promptly  after the
Effective  Time,  the Exchange Agent shall also mail to each holder of record of shares of Empire Common Stock and Empire Preferred Stock held in book entry form
("BOOK ENTRY  SHARES")  instructions  for use in effecting  the exchange of said
Book Entry Shares for shares of Newco Common Stock or Newco Preferred  Stock, as the case may be. Upon surrender of Certificates to the Exchange Agent,  together with such letter of transmittal duly executed and any other required  documents,

or, in the case of Book Entry Shares,  compliance with the  instructions for the exchange thereof,  the holder of such Certificates or Book Entry Shares shall be entitled to receive for the Empire Common Stock or Empire  Preferred  Stock,  as
the  case  may  be,   represented  by  such   Certificates   the  Empire  Merger
Consideration,  and the  Certificates  so  surrendered  or Book Entry  Shares so exchanged shall forthwith be canceled. Until so surrendered,  Certificates,  and until  exchanged as  contemplated  by this Section  2.13(b),  Book Entry Shares, shall represent solely the right to receive the Empire Merger Consideration.  No dividends or other  distributions  that are declared after the Effective Time on shares of Newco Common Stock or Newco Preferred Stock and payable to the holders of record thereof after the Effective  Time will be paid to Persons  entitled by reason of the Merger to receive shares of Newco Common Stock or Newco  Preferred
Stock, as the case may be, until such Persons  surrender  their  Certificates or comply  with the  procedures  for  exchanging  Book  Entry  Shares.  After  such surrender or  compliance,  as the case may be, there shall be paid to the Person in whose  name the shares of Newco  Common  Stock or Newco  Preferred  Stock are
issued any dividends or other distributions on such shares of Newco Common Stock or Newco  Preferred  Stock,  as the case may be,  which shall have a record date after the Effective Time but prior to such  surrender  provided that the payment date occurs after such surrender, and, in such event, such payment shall be made on such  payment  date.  In no event shall the Persons  entitled to receive such dividends  or other  distributions  be  entitled  to  receive  interest  on such dividends or other  distributions.  If any  Certificate  representing  shares of
Newco Common Stock or Newco Preferred Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered  shall be properly  endorsed  and  otherwise  in proper form for  transfer and that the
Person  requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes required by reason of the issuance of  certificates  for such shares of Newco Common Stock or Newco  Preferred  Stock,  as the case may be, in a name other than that of the  registered  holder of the  Certificate  surrendered,  or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not  applicable.  The Exchange Agent shall not be entitled to vote or exercise  any rights of  ownership  with  respect to the shares of Newco  Common
Stock and Newco Preferred  Stock held by it from time to time hereunder,  except that it shall  receive and hold all  dividends  or other  distributions  paid or distributed  with  respect  to such  shares  of Newco  Common  Stock  and  Newco
Preferred Stock for the account of the Persons entitled  thereto.  If, after the
Effective  Time,  Certificates  or  unexchanged  Book Entry Shares  representing shares of Empire Common Stock or Empire Preferred Stock outstanding prior to the
Effective Time are presented to Newco, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

            (c) Any portion of the Exchange Fund which remains  unclaimed by the former holders of Empire Common Stock or Empire Preferred Stock, as the case may be, for six months after the  Effective  Time shall be delivered to Newco,  upon demand of Newco,  and any  former  holders  of Empire  Common  Stock and  Empire
Preferred  Stock shall  thereafter look only to Newco for payment of their claim for the Empire  Merger  Consideration  for the shares of Empire Common Stock and
Empire Preferred Stock.

            (d)  Notwithstanding  anything to the contrary in this  Agreement to the fullest extent  permitted by Law, none of the Exchange  Agent,  Newco or the
Surviving  Corporation  shall be liable  to a holder of shares of Empire  Common

                                       10

Stock  or  Empire  Preferred  Stock  for any  amount  properly  paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (e) Newco and the  Exchange  Agent  shall be  entitled to deduct and withhold from the consideration  otherwise payable pursuant to this Agreement to any  holder of shares of Empire  Common  Stock or Empire  Preferred  Stock  such amounts as Newco (or any Affiliate  thereof) or the Exchange  Agent are required to deduct and withhold with respect to the making of such payment under the Code or any  provision  of any  applicable  state,  local or foreign  Tax Law. To the extent  that  amounts  are so  withheld  by Newco or the  Exchange  Agent,  such withheld  amounts will be treated for all  purposes of this  Agreement as having been paid to the holder of the shares of Empire Common Stock or Empire Preferred
Stock,  as the case may be, in respect of whom such  deduction  and  withholding were made by Newco.

            (f) Newco  agrees that from and after the  Effective  Time,  it will assume and perform any  obligations  of Empire with respect to  registration  of securities  under Federal or state  securities  laws,  listing  obligations  and related  obligations that Empire had immediately  prior to the Effective Time to holders of Empire Common Stock or securities,  options,  warrants or instruments convertible,  exchangeable  or  exercisable  for Empire Common Stock as if Newco were Empire and as if those  obligations were with respect to Newco Common Stock or securities,  options,  warrants or instruments  convertible,  exchangeable or exercisable  for  Newco's  common  stock.  Empire  represents  and  warrants  to
Transferor  that  such  obligations  will  not  conflict  with  or  prevent  the consummation of the Registration  Rights  Agreement,  and Empire and Newco agree that they shall not enter into or become subject to any agreement that conflicts with or prevents the consummation of the Registration Rights Agreement.

            Section 2.14 TAX-FREE TREATMENT.  The Parties intend that the Merger will  meet  the  requirements  of  Section  368(a)  of the Code  and  rules  and regulations promulgated thereunder, that the Merger and the Contribution,  taken together,  will meet the  requirements  described in Section 351 of the Code and the rules and regulations promulgated thereunder,  and that this Agreement shall constitute the "plan of reorganization."

            Section 2.15  CONTRIBUTION.  Upon the terms and conditions set forth in this Agreement,  on the Closing Date and immediately  following the Effective
Time, Transferor will convey to Newco or its designee (which designee shall be a permitted assignee described in Section 10.6 hereof), and Newco or such designee will obtain title to, all of  Transferor's  right,  title and interest in and to the following,  subject only to the Permitted  Exceptions and subject to Section
5.16 hereof:

            (a) the land located in Liberty, New York and described on EXHIBIT D hereto  and  commonly  known as the  Grossinger's  Hotel  and Golf  Resort consisting of approximately 582 acres (the "GROSSINGER'S PROPERTY");

            (b) the land  located in Kiamesha  Lake,  New York and  described on
      EXHIBIT  B  hereto,  commonly  known  as the  Concord  Hotel  and  Resort, consisting of  approximately  163 acres (including the Concord Hotel Site, the owned portion of the Golf Courses and the Challenger golf course) (the
      "CONCORD OWNED PROPERTY");

                                       11

            (c) the land located in Kiamesha  Lake,  New York and  substantially described  on EXHIBIT B,  hereto and  commonly  known as the  Monster  and
      International golf courses (the "GOLF COURSES" and,  collectively with the
      Concord Owned Property,  the "CONCORD PROPERTY"),  a portion of which land is leased by Concord Associates pursuant to the Ground Lease and a portion of which land is owned by Concord  Associates  (with the owned  portion of the Golf Courses being deemed to be included in the definition of "CONCORD
      OWNED PROPERTY");

            (d)  all  buildings,  structures  and  improvements  located  on the
      Grossinger's Property and the Concord Owned Property,  and (subject to the terms and provisions of the Ground Lease) on the Golf Courses;

            (e) with respect to the Grossinger's  Property and the Concord Owned
      Property (collectively,  the "OWNED PROPERTY"), (i) the easements, rights, privileges and appurtenances belonging thereto, and any abutting strips or gores, (ii) any land lying in the bed of any street,  road or avenue, open or  proposed,  in front of or  adjoining  such  property,  and  (iii)  all appurtenant easements for ingress, egress, utilities and other purposes;

            (f) the leases, subleases, occupancy agreements, license agreements, concession agreements and other tenancy arrangements  (including,  without limitation,  all  amendments  and  modifications  thereto  and  guarantees thereof) of space and/or  improvements  at the Owned  Property or the Golf
      Courses (collectively, the "LEASES");

            (g) all Service  Contracts  which Empire elects to assume at Closing as more fully provided herein;

            (h) the trademarks,  service marks, logos and tradenames (including, without  limitation,  those listed on EXHIBIT E attached hereto and made a part hereof)  associated  with the  Grossinger's  Property and the Concord
      Property,  provided  that  Transferor  shall retain or shall  license from
      Newco,  without  additional  consideration,  the right to use (i) the name
      "Concord" in connection with any residential  development  projects at the
      Retained  Property  and (ii)  the name  "Concord"  or  "Grossinger's"  for reasonable  uses  unrelated to hotel,  resort and/or gaming  operations of
      Newco or Empire (including,  without limitation,  retail uses) pursuant to the  license  agreement  attached  as EXHIBIT F hereto  (the  "TRADE  NAME
      LICENSE AGREEMENT");

            (i)  all   licenses,   franchises,   certificates,   authorizations,
      approvals,  variances and permits  issued or approved by any  Governmental
      Entity and relating to the development,  operation, ownership, maintenance and use of the  Grossinger's  Property or the Concord Property or any part thereof including, without limitation, all applications and/or filings for environmental  approvals and consents,  licenses and building permits, and land use and  subdivision  approvals,  all to the extent  assignable  (the
      "LICENSES");

            (j)  all  machinery,  equipment,  fixtures,  furnishings  and  other tangible personal property  (including,  without  limitation,  golf carts,
      clubs,   equipment  utilized  in  greens  maintenance  and  other  golfing

                                       12

      equipment  situated in or upon or used in connection with the operation or maintenance of the  Grossinger's  Property or the Concord  Property or any
      part  thereof,  and all  replacements  additions  or  accessories  thereto between the date hereof and the Closing Date  (hereinafter  defined),  but excluding any personal  property owned by tenants under any Leases and any other personal property described in EXHIBIT G; and

            (k) all architectural plans and specifications (including all design
      drawings  and  concept  plans),   engineering   reports   (structural  and
      mechanical), other development plans and site plans and all environmental, zoning,  feasibility  and other  reports  relating  to the  condition  and development of the Grossinger's  Property or the Concord Property,  all to
      the extent assignable (all of the foregoing  property,  real, personal and mixed,  described  in clauses (a) through (k) of this  Section  2.15 being collectively called the "PROPERTIES").

            Section  2.16   ISSUANCE  OF   TRANSFEROR   SHARES;   ASSUMPTION  OF
LIABILITIES.  (a) Upon the terms and subject to the conditions set forth in this
Agreement, at the Closing and contemporaneous with the Contribution, Newco shall issue to  Transferor a total of Eighteen  Million  (18,000,000)  shares of Newco
Common Stock (the "TRANSFEROR SHARES");  PROVIDED,  HOWEVER that if, prior to or at the Closing,  the number of  outstanding  shares of Empire Common Stock shall have been  changed  into a different  number of shares or a  different  class by reason of any stock dividend, subdivision,  reclassification,  recapitalization, split, reverse split, combination or exchange of shares, or shall have increased as a result of the issuance of additional shares of Empire Common Stock from the number of shares  outstanding  as of the date hereof (other than any issuance of
Empire  Common  Stock in  connection  with the  payment of  dividends  on or the conversion of Empire's  Preferred  Stock in accordance with the current terms of
Empire's  Preferred  Stock,  the exercise of employee stock options or warrants, the conversion of existing  convertible debt in accordance with the terms of the
Indenture,  dated as of July 26, 2004, as of the date hereof, or the issuance of
Empire  Common  Stock  for cash or in  exchange  for  assets,  contributions  or services, which issuance for cash, assets,  contributions or services are in the ordinary course of Empire's gaming and hospitality business  (collectively,  the
"EXCLUDED   SHARES")),   then  the  number  of   Transferor   Shares   shall  be
correspondingly   adjusted  to  reflect   such  stock   dividend,   subdivision,
reclassification,  recapitalization, split, reverse split, combination, exchange of more shares or other similar  transactions,  or issuance such that Transferor receives  40% of any newly  issued  shares  that are not  Excluded  Shares.  The
Transferor  Shares will be issued by Newco to  Transferor  at Closing,  free and clear of all Liens (exclusive of any restrictions imposed or referred to by this
Agreement or by applicable federal or state licensing and securities laws).

            (b) In  addition,  at the  Closing,  subject to Section 5.23 hereof,
Newco shall (i) assume,  pursuant to an  assumption  agreement in form  mutually satisfactory to Transferor and Empire (the "ASSUMPTION AGREEMENT"), or otherwise satisfy the liabilities and  obligations of Concord  Associates  and/or Sullivan
Resorts under those mortgage loans and the provisions of the limited partnership agreement of Concord Associates  relating to Resort Group Investors LLC, in each case, as more particularly described in Section 3.8 of the Transferor Disclosure
Schedule and (ii) subject to Section 5.16 hereof,  pay to  Transferor  or to the ground  lessor  under the Ground  Lease at  Transferor's  direction,  the amount required to be paid to exercise the purchase option under the Ground Lease as of
the  Closing   Date  (the  "EMPIRE   PAYMENT   OBLIGATIONS"),   PROVIDED   that,

                                       13

notwithstanding  anything to the  contrary  contained in this  Agreement,  in no event  shall  Empire be  obligated  to assume or  otherwise  satisfy  any Empire
Payment  Obligations  to the  extent  the  amount  of such  obligations  exceeds
$30,000,000  (and with the Empire  Payment  Obligation  allocated  to the Ground
Lease being deemed to equal the purchase  option price under the Ground Lease as of the Closing Date). In addition, at Closing, Empire and/or Newco shall provide guarantees or such other credit enhancement to the holders of any such mortgages in order to cause (i) any personal  guarantees of the current  borrowers and any outstanding  guarantees  of  such  mortgages  from  any  Affiliates  of  Concord
Associates  and/or Sullivan Resorts to be released and discharged at Closing (in each  case,  except to the extent  such  guarantees  survive  the  repayment  or maturity of such mortgages) and (ii) any deposits or cash collateral held by any such lender to be released to Transferor  (it being  understood  and agreed that none of Empire's or Newco's officers, directors,  stockholders (other than Newco as a stockholder of Empire) or Affiliates  will be expected to provide  personal guaranties of any nature).

            (c) In the event Newco is required under applicable law to deduct or withhold any Taxes with respect to the delivery of the Transferor Shares,  Newco shall be entitled  to receive  from  Transferor  a payment of money in an amount equal to such required deduction or withholding. To the extent that such amounts are paid by Transferor to Newco,  Newco shall  promptly  remit such funds to the relevant Tax  authority in  accordance  with  applicable  Law and shall  provide
Transferor with evidence of such payment.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF TRANSFEROR

            Transferor  hereby  represents  and  warrants  to Empire,  Newco and
Merger Sub as follows:

            Section  3.1  DUE  FORMATION,  EXISTENCE,  ETC.  Transferor  is duly formed,  validly existing, and in good standing, and has the requisite power and authority to own, lease,  and operate its properties as it is now owned,  leased and operated.  Transferor has full power and authority and has taken all limited partnership  and/or limited  liability  company action  necessary to execute and deliver this Agreement and to perform the  obligations of Transferor  hereunder, and all limited partnership and/or limited liability company action necessary to authorize  the  person(s)  executing  this  Agreement on behalf of Transferor to execute  and  deliver  this  Agreement  and  all  documents  to be  executed  by
Transferor pursuant to this Agreement on behalf of Transferor and to perform the obligations  of  Transferor  hereunder.  This  Agreement  is a valid and binding agreement of Transferor  enforceable  against  Transferor in accordance with its terms, subject to bankruptcy,  insolvency, fraudulent transfer,  reorganization, moratorium  and similar Laws of general  applicability  relating to or affecting creditors' rights and to general equity  principles.  The execution and delivery by Transferor of, and the  performance  and  compliance by Transferor  with, the terms and provisions of this Agreement do not (a) violate any term, condition or provision of Transferor's organizational or governing documents; (b) violate any judgment, order, injunction,  decree, regulation or ruling of any court or other
Governmental  Entity to which Transferor is subject;  or (c) require any consent or approval  under,  result in any breach of or any loss of any  benefit  under, give rise to other's right of termination, vesting, amendment,  acceleration, or

                                       14

cancellation  of, result in the creation of any Lien on the Properties  pursuant to, or cause a violation of any  agreement,  promissory  note,  bond,  mortgage, indenture,  contract,  lease,  license, or any other instrument of obligation to which Transferor is a party or by which Transferor is bound,  subject,  however, to the receipt of the consent of (i) subject to section 5.23,  each holder (each
"LENDER") of a mortgage that is part of the Empire  Payment  Obligations  to the transfer of the applicable  Property,  the assumption of any such Empire Payment
Obligations  by Newco and the  releases as  described  in Section  2.16(b)  (the
"LENDER  CONSENTS") and (ii) such other consents as are set forth in Section 3.3 of the  Transferor  Disclosure  Schedule and except that, in the case of clauses
(b) or (c) above, for any breach, violation, termination, default, acceleration, creation or change that would not, individually or in the aggregate,  reasonably be expected to have a Material Adverse Effect on Transferor.

            Section 3.2 PERMITS AND  APPROVALS.  Transferor has (a) all material
zoning  and   governmental   approvals  and  all   certificates   of  occupancy,
underwriters   certificates,    building,   housing,   safety,   fire,   health,
environmental  and  other  similar  approvals,  and all other  material  permits necessary to maintain, operate and use the Properties in the manner in which the same are presently being maintained,  operated and used, and (b) with respect to the site plan for the Concord  Property  (the "SITE PLAN")  described in Section
3.2 of the Transferor Disclosure Schedule,  obtained the governmental  approvals described in Section 3.2 of the Transferor  Disclosure  Schedule (the "SITE PLAN
APPROVALS"), and, in each case, all of such items have been issued and are valid and in  full  force  and  effect.  All  of  the  foregoing  are  assignable  and transferable to Newco without the consent or approval of any person or entity or the payment of any material fee or charge (it being  understood  and agreed that
Transferor  shall pay any such fees or charges at  Closing).  Transferor  has no
Knowledge of any existing or threatened facts or circumstances  that would cause the  Site  Plan  Approvals  to be  attacked,  revoked,  rescinded,  impaired  or otherwise  rendered  ineffective  or would result in the  inability of Empire or
Newco,  under  applicable  law,  to use the Concord  Hotel Site for  purposes of development and construction of a Resort Facility.  For purposes of this Section
3.2  "threatened  facts  or   circumstances"   shall  mean  a  threat  from  any
Governmental  Entity,  or a material,  written threat from an adjacent  property owner or other  party  who has  standing  to  attack  or  oppose  the Site  Plan
Approvals.   Transferor  has  not  received  any  written  notice  revoking  any certificate of occupancy for the improvements  located at the Properties,  which revocation has not been cured.  Transferor  has no Knowledge of any  alterations performed or alteration applications on file which would require an amendment or any certificate of occupancy.

            Section 3.3 CONSENTS  AND  APPROVAL.  Other than Lender  Consent and such other consents as are set forth in Section 3.3 of the Transferor Disclosure
Schedule, no consent,  waiver,  authorization,  permit, or approval by any third party or governmental  entity which heretofore has not been obtained is required in connection with the execution and delivery by Transferor of this Agreement or the  performance  by Transferor of the  obligations  to be performed  under this
Agreement by Transferor.

            Section  3.4 GROUND  LEASE.  The  Ground  Lease is in full force and effect,  and no  material  rights  or  interests  of  Transferor  as the  tenant thereunder  have been  waived or  released  by  Transferor,  including,  without
limitation,   the  tenant's  purchase  option  contained  therein.  Neither  the
Transferor nor, to Transferor's Knowledge, the ground lessor is in default under the Ground Lease nor has any event occurred that with the giving of notice,  the passage of time or both would give rise to a default thereunder.

                                       15

            Section  3.5  LICENSES.  Section  3.5 of the  Transferor  Disclosure
Schedule is a true,  correct and complete list of each of the material Licenses, as amended and in effect, (b) each of the material Licenses is in full force and effect,  and (c)  Transferor  does not know of, and neither  Transferor  nor any agent or employee of  Transferor  has received  notice of, any  intention on the part of the issuing authority to cancel,  suspend or modify any of such Licenses
or  to  take  any  action  or  institute  any   proceedings  to  effect  such  a
cancellation, suspension or modification. The Licenses identified in Section 3.5 of  the  Transferor  Disclosure  Schedule  comprise  all  licenses,  franchises,
certifications,   authorizations,   approvals   and  permits   required  by  any
governmental  or  quasi-governmental  authority for the use and operation of the
Properties as the same are presently  used and operated,  and the Properties are operated and occupied in compliance  with each of the Licenses,  except for such noncompliance that would not cause a Material Adverse Effect.

            Section 3.6 LEASES.  The Leases,  which are set forth in Section 3.6 of the  Transferor  Disclosure  Schedule  are all of the  real  property  leases affecting the Properties as of the date hereof. Transferor hereby represents and warrants  that all  Leases  are in full  force  and  effect,  and no  rights  or interests of the landlord thereunder have been waived or released by Transferor.
Neither Transferor,  as landlord, nor (to Transferor's  Knowledge) any tenant is in default under any Lease.

            Section  3.7  SERVICE  CONTRACTS.  Section  3.7  of  the  Transferor
Disclosure  Schedule contains a list of all of the Service  Contracts  affecting the Properties, including, without limitation, the operation of the golf courses thereon,  and  Empire  has  been  provided  with a copy of  each of the  Service
Contracts,  and amendments and modifications  thereof, and such copies are true, correct and complete in all  material  respects.  Transferor  is not in material default  and has not  received  any written  notice of default  under any of the
Service  Contracts that has not been cured, and all of the Service Contracts are in full force and effect and are terminable  without material cost to Transferor upon not more than thirty (30) days' notice thereunder.

            Section 3.8 EMPIRE  PAYMENT  OBLIGATIONS.  Empire has been  provided with  copies of each of the  documents  securing  and/or  evidencing  the Empire
Payment  Obligations  and listed in  Section  3.8 of the  Transferor  Disclosure
Schedule,  and all amendments  and  modifications  thereof,  and such copies are true,  correct and complete in all respects,  there are no defaults under any of such  documents  that have not been cured,  and such documents are in full force and effect.

            Section 3.9 TITLE TO PROPERTIES. Transferor owns fee simple title to the  Grossinger's  Property and to the Concord Owned  Property free and clear of
Liens, other than the Permitted Exceptions.

            Section 3.10 TITLE TO GROUND  LEASE.  Transferor  has good and valid leasehold title to the portion of the Golf Courses leased by Transferor pursuant to the  Ground  Lease,  free  and  clear of  Liens,  other  than  the  Permitted
Exceptions.

                                       16

            Section 3.11 TITLE TO LICENSES AND SERVICE  CONTRACTS.  The interest of  Transferor  in the Service  Contracts  and Licenses is free and clear of all
Liens and has not been  assigned to any other  Person,  except  with  respect to
Permitted Exceptions.

            Section 3.12 NECESSARY PROPERTY.  The Properties  (together with any rights of Newco under the REA)  represent all of the real and personal  property necessary in  connection  with the use,  operation and  maintenance  of the Golf
Courses as currently used,  operated and maintained.  To Transferor's  Knowledge and subject to the provisions of SECTION 5.16 hereof,  the Retained  Property is not necessary for the use, operation,  maintenance or compliance with applicable
Law of the  Properties  as  currently  used or as  contemplated  to be used as a
Resort  Facility  and the  lack of  conveyance  by  Transferor  of the  Retained
Property to Newco will not otherwise result in a Material Adverse Effect.

            Section  3.13 NO TENANTS OR  OCCUPANTS.  Except for  Transferor  and
tenants,  or their permitted  subtenants or other occupants or assignees,  under the Leases,  there are no persons in possession or occupancy of the  Properties, nor are there any persons who have  possessory  or other  occupancy  rights with respect to the Properties.

            Section 3.14  COMPLIANCE  WITH LAWS.  Except as described on Section
3.14 to the Transferor  Disclosure  Schedule,  the Properties are presently used and  operated  in  compliance  in all  material  respects  with  (a)  all  legal requirements  applicable to the Properties ("LEGAL  REQUIREMENTS"),  and (b) all
Permitted Exceptions.

            Section 3.15 LITIGATION.  Except as set forth in Section 3.15 of the
Transferor  Disclosure Schedule,  there are no claims, causes of action or other litigation or proceedings pending or, to Transferor's Knowledge, threatened with respect to  Transferor.  Except as set forth in Section  3.15 of the  Transferor
Disclosure  Schedule,  there are no material  claims,  causes of action or other litigation or proceedings pending or, to Transferor's Knowledge, threatened with respect to the Properties,  except  possible  claims for workers'  compensation, personal injury or property damage which are covered by insurance  maintained by
Transferor.

            Section  3.16  CONDEMNATION.  Except as set forth in Section 3.16 of the Transferor Disclosure Schedule, there is no existing, pending or to the best of Transferor's Knowledge, threatened (a) condemnation of all or any part of the
Properties,  (b)  widening,  change  of grade or  limitation  on use of  streets abutting the Properties,  (c) special Tax or assessment to be levied against the
Properties,  (d) change in the zoning  classification of the Properties,  or (e)
change in the tax assessment of the Properties.

            Section  3.17  PURCHASE  OPTIONS.  Transferor  has not  granted  any purchase  options or options to lease with  respect to all or any portion of the
Properties.

            Section 3.18 ENVIRONMENTAL  MATTERS.  Except as set forth in Section
3.18 of the Transferor  Disclosure  Schedule (including in the reports and other documents  listed therein) and, to Transferor's  Knowledge,  (a) there currently are, and have been,  no Hazardous  Materials (as defined  below) or  underground storage tanks located in, on or under the  Properties,  (b) Hazardous  Materials

                                       17

have not been released into the environment,  or discharged,  placed or disposed of  at,  on  or  under  the  Properties  in  violation  of  Environmental  Legal
Requirements   (as  defined  below)  or  which  would  require   remediation  or
notification under Environmental Legal Requirements, (c) the Properties have not been used as a landfill,  including  without  limitation  for  debris,  waste or
Hazardous Materials, (d) Transferor has not received any written notice or other written  communication from any person relating to actual or potential liability pursuant to, or violation of,  Environmental Legal Requirements at or due to the
Properties,  (e) the  Properties  currently  comply,  and  have  complied,  with applicable  Environmental Legal Requirements in all respects, and (f) Transferor has  provided  to  Empire  in  writing  all  material  information  relating  to environmental  conditions  in,  on,  under  or  from  the  Properties  known  to
Transferor  or contained in  Transferor's  files or records,  including  but not limited to any such  reports  relating to Hazardous  Materials  in, on, under or migrating to or from the Properties  and/or the  environmental  condition of the
Properties.

            For purposes of this SECTION 3.18,  the term  "HAZARDOUS  MATERIALS"
shall include without limitation (a) asbestos or asbestos-containing  materials, polychlorinated  biphenyls,  petroleum  or  petroleum  products  or  byproducts, flammable explosives,  radioactive materials, Lead Based Paint, mold, infectious substances or raw  materials  which include  hazardous  constituents  or (b) any
hazardous,   toxic  or  harmful  substances,   wastes,  materials,   pollutants,
contaminants,  or any other  substances or materials  which are regulated by, or may form the basis of liability under, any Environmental Legal Requirement.

            For purposes of this SECTION  3.18,  the term  "ENVIRONMENTAL  LEGAL
REQUIREMENTS"  shall  mean all  federal,  state  and  local  Legal  Requirements relating to contamination or the protection of human health and the environment,
including,   without  limitation,  the  Comprehensive   Environmental  Response,
Compensation  and  Liability  Act of 1980 (42  U.S.C.  ss.  9601 ET  SEQ.),  the
Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 ET SEQ.), the
Federal Water Pollution  Control Act (33 U.S.C. ss. 1251 ET SEQ.), the Clean Air
Act   (42   U.S.C.   ss.   7401   ET   SEQ.),   the   Emergency   Planning   and
Community-Right-to-Know  Act (42  U.S.C.  ss.  11001 ET  SEQ.),  the  Endangered
Species Act (16 U.S.C. ss. 1531 ET SEQ.),  the Toxic Substances  Control Act (15
U.S.C. ss. 2601 ET SEQ.), the Occupational  Safety and Health Act (29 U.S.C. ss.
651 ET SEQ.), the Hazardous Materials  Transportation Act (49 U.S.C. ss. 1801 ET
SEQ.),  and those relating to paint containing more than .05% lead by dry weight
("LEAD BASED PAINT") and the regulations  promulgated pursuant to said laws, all as amended from time to time.

            Section 3.19  INSURANCE.  Section 3.19 of the Transferor  Disclosure
Schedule is a list of all insurance policies  presently  affording coverage with respect to the Properties, and the information contained thereon is complete and accurate in all material respects as of the date hereof.

            Section 3.20 BROKERS AND FINDERS.  Neither Transferor nor any of its
officers,  directors or employees  has employed any broker or finder or incurred any liability for any brokerage fees,  commissions or finders fees in connection with the  transactions  contemplated in this Agreement.

            Section 3.21 TAXES. (a) Except as would not,  individually or in the aggregate,  reasonably  be  expected  to  have  a  Material  Adverse  Effect  on
Transferor,  (i) each  Transferor has duly and timely (subject to any extensions

                                       18

permitted by applicable law) filed all material Tax Returns required to be filed by it and all such Tax Returns are true,  complete  and accurate in all material respects,  (ii) each Transferor has paid all material Taxes that are required to be paid by it or that it is  obligated  to withhold  from  amounts  owing to any
employee,   creditor  or  third  party,  (iii)  there  are  no  pending  audits, examinations,  investigations,  deficiencies,  claims  or other  proceedings  in respect of material Taxes relating to either Transferor, (iv) there are no Liens for Taxes on any of the  Properties,  except for Taxes not yet due and  payable,
(v) neither  Transferor has made any election,  or is required,  to treat any of the  Properties  owned by it as owned by another  Person for Tax purposes,  (vi)
none of the Properties  directly or indirectly  secures any debt the interest on which is  tax-exempt  under  Section  103(a) of the Code,  and (vii) none of the
Properties is "tax-exempt use property"  within the meaning of Section 168(h) of the Code.

            (b)   Notwithstanding   the  foregoing,   the   representations  and
warranties set forth in SECTION  3.21(a)(i),  (ii) and (iii) hereof shall not be applicable to the extent that the Properties cannot be made subject to Tax liens and Newco  (or its  Affiliates)  cannot be held  liable  for Taxes  relating  to matters constituting any breach of such representations and warranties.

            (c)  Neither  Transferor  has taken any  action or knows of any fact that is  reasonably  likely to  prevent  (i) the  Merger  from  qualifying  as a
"reorganization"  within the  meaning of Section  368(a) of the Code or (ii) the
Merger and the  Contribution,  taken together,  from qualifying as a transaction described in Section 351 of the Code.

            Section 3.22 EMPLOYEE BENEFITS

            (a) Section 3.22 of the Transferor  Disclosure  Schedule  contains a complete and accurate list of all  operations and  maintenance  employees at the
Properties as of the date hereof (the "TRANSFERRED EMPLOYEES"), their positions, their  annual/weekly/hourly rate of compensation (as applicable),  maximum bonus opportunity (if any) and benefits  received as of the date hereof.  Section 3.22 of the Transferor  Disclosure  Schedule lists each employee benefit plan (within the meaning of Section 3(3) of ERISA), program or arrangement providing benefits to any  Transferred  Employee or any  beneficiary  or dependent  thereof that is sponsored  or  maintained  by any  Transferor  or  any  ERISA  Affiliate  of any
Transferor or to which any  Transferor or any ERISA  Affiliate of any Transferor
contributes or is obligated to contribute.

            (b) No Transferor has any liability under Title IV of ERISA (whether absolute or contingent)  with respect to any  "single-employer  plan" within the meaning of  Section  4001(a)(15)  of ERISA or  "multiemployer  plan"  within the meaning  of section  3(37) of ERISA.  No  Transferor  or any  subsidiary  of any
Transferor  is subject to any lien or has  provided,  or is required to provide, security to any "employee  benefit  pension plan" (as defined in Section 3(2) of
ERISA)  or  single-employer  plan of an  ERISA  Affiliate  pursuant  to  Section
401(a)(29) of the Code.

            (c)  Transferor  is  not  a  party  to  any  collective   bargaining
agreement, contract, or other agreement with any labor union with respect to any
Transferred  Employer.  No Transferred Employee is a party to any (i) individual contract, written or oral, with Transferor for the employment of the Transferred
Employee or the provision of severance,  retention or change of control benefits

                                       19

or (ii)  confidentiality,  non-solicitation  or  non-competition  agreement with
Transferor.  Each Transferor is in compliance in all material  respects with all applicable  legal  requirements  relating to the  employment of the  Transferred
Employees, including with respect to employment discrimination, equal pay, wages and hours,  and there are no complaints,  charges or claims against  Transferors pending or, to the Knowledge of the Transferors, threatened in respect thereof.

            Section  3.23 WATER  CAPACITY.  Transferor  has no  Knowledge of any
existing or threatened  facts or circumstances  that would materially  impair or prevent  adequate water capacity from being  available to the Concord Hotel Site upon  completion of the  improvements  thereon as contemplated by the Site Plan, either from Kiamesha  Artesian  Spring Water Company  and/or from an alternative source readily available at or adjacent to the Concord Hotel Site.

            Section 3.24 TAX OPINION.  Transferor  has no Knowledge of any facts or circumstances that would cause Wachtell,  Lipton, Rosen & Katz not to deliver the  tax  opinion  described  in  Section  7.2(h)  hereof  in a form  reasonably satisfactory to Transferor.

            Section 3.25  DISCLAIMER.  Empire,  Newco and Merger Sub acknowledge and agree that, except as set forth in this Agreement,  Transferor has not made, does  not make and  specifically  negates  and  disclaims  any  representations, warranties,  promises,  covenants,  agreements  or  guaranties  of any  kind  or character  whatsoever,  whether  express or implied,  oral or  written,  past or present, of, as to, concerning or with respect to the Properties.  Additionally, no person acting on behalf of Transferor is authorized to make, and by execution hereof Empire acknowledges that no person has made, on behalf of Transferor, any representation,  agreement,  statement,  warranty, guaranty or promise regarding
the  Properties  or  the  transactions   contemplated   herein  other  than  the
representations,  agreements,  statements,  warranties,  guaranties and promises contained  in  this  Agreement;  and no  such  other  representation,  warranty, agreement,  guaranty, statement or promise, if any, made by any person acting on
behalf  of  Transferor  shall  be  valid  or  binding  upon  Transferor   unless
specifically  set forth herein.  Empire further  acknowledges and agrees that to the extent  permitted by law, the sale of the property as provided for herein is made on an "as is"  condition  and basis  with all  faults  except as  expressly provided in this Agreement.

            The  representations  and  warranties  contained in this Article III shall not survive the Closing.

                                  ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF EMPIRE

            Empire hereby represents and warrants to Transferor as follows:

            Section 4.1 ORGANIZATION,  GOOD STANDING AND QUALIFICATION.  Each of
Empire, Newco and Merger Sub is a legal entity duly organized,  validly existing and  in  good  standing  under  the  laws  of  its  respective  jurisdiction  of organization  and has all requisite  corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a

                                       20

foreign  corporation  in each  jurisdiction  where  the  ownership,  leasing  or operation of its assets or properties  or conduct of its business  requires such qualification  except where such  failures to be so qualified,  licensed,  or in good standing would not have a Material Adverse Effect on Empire.

            Section 4.2 CAPITAL  STRUCTURE.  (a) The authorized capital stock of
Empire consists of 75,000,000  shares of common stock, par value $0.01 per share
(the  "EMPIRE  COMMON  STOCK"),  of  which,  as of the  date of this  Agreement,
26,092,315 shares are issued and outstanding,  and 5,000,000 shares of preferred stock,  par value $0.01 per share (the "PREFERRED  STOCK"),  of which, as of the date of this Agreement, 1,774,954 shares are outstanding. All of the outstanding shares of Empire Common Stock and Preferred  Stock have been duly authorized and are validly issued, fully paid and nonassessable.  As of the date hereof, Empire has no shares of Empire Common Stock or Preferred  Stock  reserved for issuance, except as set forth on Section 4.2 of the Empire  Disclosure  Schedule.  Section
4.2 of the Empire  Disclosure  Schedule  contains a true and complete list as of
March 1, 2005 of (i) the number of  outstanding  options to  purchase  shares of empire  Common Stock (each an "OPTION"),  the exercise  price of all Options and number of shares of Empire Common Stock issuable at such exercise price and (ii)
the number of  outstanding  rights to  receive,  or rights the value of which is determined by reference to, shares of Empire Common Stock, the date of grant and number of shares of Empire Common Stock subject thereto. Each of the outstanding shares of capital stock or other securities of each of Empire's  Subsidiaries is duly  authorized,  validly  issued,  fully paid and  nonassessable  and owned by
Empire or by a direct or indirect  wholly-owned  Subsidiary of Empire,  free and clear of any Lien.  Each of the  Transferor  Shares  when issued will be validly issued,  fully paid and  non-assessable,  free and clear of any Liens. Except as set forth in  Section  4.2 of the  Empire  Disclosure  Schedule,  as of the date hereof,  there are no  preemptive,  registration  or other  outstanding  rights, options,  warrants,  conversion rights,  stock appreciation  rights,  redemption rights,  repurchase  rights,  agreements,  arrangements,  calls,  commitments or rights of any kind that obligate Empire or any of its  Subsidiaries to register, issue or sell any shares of capital  stock or other  securities of Empire or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or  exercisable  for,  or giving  any  Person a right to  subscribe  for or acquire, any securities of Empire or any of its Subsidiaries,  and no securities or obligations evidencing such rights are authorized, issued or outstanding.

            (b)  Except as set forth in  Section  4.2 of the  Empire  Disclosure
Schedule,  as of the  date  hereof  (i)  there  are no  outstanding  contractual obligations  of  Empire  or any of its  Subsidiaries  to  repurchase,  redeem or otherwise  acquire  any capital  stock (or  options to acquire any such  capital stock) or other security or equity interest of Empire or its  Subsidiaries,  and
(ii)  Empire does not have  outstanding  any bonds,  debentures,  notes or other obligations the holders of which have the right to vote (or convertible  into or exercisable  for securities  having the right to vote) with the  stockholders of
Empire on any matter.

            (c) The  authorized  capital stock of Newco consists of 1,000 shares of common stock, par value $0.01 per share (the "NEWCO COMMON STOCK"), of which, as of the date of this Agreement,  100 shares are issued and outstanding,  and 0 shares of preferred stock, par value $0.01 per share of which, as of the date of this Agreement,  no shares are  outstanding.  All of the  outstanding  shares of
Newco Common Stock have been duly authorized and are validly issued,  fully paid and  nonassessable.  As of the date hereof,  Newco has no shares of Newco Common

                                       21

Stock or preferred stock reserved for issuance. As of the date hereof, there are no preemptive,  registration or other  outstanding  rights,  options,  warrants, conversion rights,  stock  appreciation  rights,  redemption rights,  repurchase rights, agreements,  arrangements, calls, commitments or rights of any kind that obligate Newco,  or any of its Affiliates to register,  issue or sell any shares of capital stock or other  securities of Newco or any of its Subsidiaries or any securities or obligations  convertible or exchangeable  into or exercisable for, or giving any Person a right to  subscribe  for or acquire,  any  securities  of
Newco or any of its  Subsidiaries,  and no securities or obligations  evidencing such rights are authorized, issued or outstanding.

            (d) The  authorized  capital  stock of Merger Sub  consists of 1,000 shares of common  stock,  par value  $0.01 per share  (the  "MERGER  SUB  COMMON
STOCK"), of which, as of the date of this Agreement, 1,000 shares are issued and outstanding,  and 0 shares of  preferred  stock,  par value $0.01 per share,  of which, as of the date of this Agreement,  no shares are outstanding.  All of the outstanding  shares of Merger Sub Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.  As of the date hereof, Merger Sub has no shares  of Merger  Sub  Common  Stock or  preferred  stock  reserved  for issuance. As of the date hereof, there are no preemptive,  registration or other outstanding rights,  options,  warrants,  conversion rights,  stock appreciation rights, redemption rights, repurchase rights, agreements,  arrangements,  calls, commitments  or  rights  of any  kind  that  obligate  Merger  Sub or any of its
Affiliates  to  register,  issue or sell any  shares of  capital  stock or other securities  of  Merger  Sub  or any of its  Subsidiaries  or any  securities  or obligations  convertible or exchangeable  into or exercisable for, or giving any
Person a right to subscribe for or acquire,  any securities of Merger Sub or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

            Section 4.3 CORPORATE AUTHORITY;  APPROVAL.  (a) Empire,  Newco, and
Merger Sub have all requisite  corporate  power and authority and have taken all corporate  action  necessary  in order to execute,  deliver  and  perform  their obligations under this Agreement,  subject only to adoption of this Agreement by the vote of holders of a majority  of the  outstanding  shares of Empire  Common
Stock (such affirmative vote, the "EMPIRE REQUISITE VOTE"). The Empire Requisite
Vote is the only vote of the holders of any class or series of capital  stock of
Empire  necessary  to  adopt,  approve  or  authorize  this  Agreement  and  the transactions  contemplated  hereby.  This  Agreement  is  a  valid  and  binding agreement of Empire, Newco and Merger Sub, enforceable against Empire, Newco and
Merger Sub in  accordance  with its terms,  subject to  bankruptcy,  insolvency, fraudulent  transfer,  reorganization,  moratorium  and similar  Laws of general applicability  relating to or affecting  creditors' rights and to general equity principles.

            (b) Subject to SECTION 5.10 hereof, the Board of Directors of Empire has (i) by the  affirmative  vote of all  directors  voting,  duly approved this
Agreement,  the Option  Agreement,  the Transactions and the other  transactions contemplated  hereby,  including  for  purposes of Section  203 of the  Delaware
General Corporate Law; (ii) determined that this Agreement, the Transactions and the  other  transactions  contemplated  hereby  are  advisable  and in the  best interests of the holders of shares of Empire  Common  Stock;  (iii)  resolved to recommend  approval of this  Agreement  and the  Transactions  to the holders of shares of  Empire  Common  Stock;  and (iv)  directed  that  this  Agreement  be submitted to the holders of shares of Empire Common Stock for their adoption.

                                       22

            Section 4.4 GOVERNMENTAL FILINGS; NO VIOLATIONS;  CERTAIN CONTRACTS,
ETC. (a) Other than the reports, filings,  registrations,  consents,  approvals, permits,  authorizations  and/or  notices set forth on Section 4.4 of the Empire
Disclosure  Schedule,  no notices,  reports or other  filings are required to be
made  by  Empire  or  any  of  its  Affiliates   with,  nor  are  any  consents,
registrations,  approvals,  permits or authorizations required to be obtained by
Empire or any of its Affiliates from, any governmental or regulatory  authority,
agency,   commission,   body,  court  or  other  governmental   entity  (each  a
"GOVERNMENTAL  ENTITY"),  in connection  with the execution and delivery of this
Agreement  by  Empire  and  the  consummation  by  Empire  of  the  transactions contemplated hereby.

            (b) The  execution,  delivery and  performance  of this Agreement by
Empire do not, and the consummation by Empire of the  transactions  contemplated hereby  will not,  constitute  or result in (i) a breach or  violation  of, or a default  under,  the  certificate of  incorporation  or by-laws of Empire or the comparable governing instruments of any of its Subsidiaries;  (ii) except as set forth in Section 4.4 of the Empire  Disclosure  Schedule,  a breach or violation of, a termination (or right of termination) or a default under, the acceleration of or creation  of any  obligations  or the  creation of a Lien on the assets of
Empire or any of its Subsidiaries, or, except as set forth in Section 4.4 of the
Empire Disclosure Schedule,  otherwise require consent or approval, pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, loan, credit agreement or arrangement or other  obligation  (each a "CONTRACT")  binding upon
Empire   or  any  of  its   Subsidiaries   or  any  Laws  or   governmental   or
non-governmental  License to which Empire or any of its Subsidiaries is subject;
or (iii)  any  change  in the  rights  or  obligations  of any  party  under any
Contracts  to which  Empire  or any of its  Subsidiaries  is a party  (including without  limitation any change in pricing,  put or call rights,  rights of first offer,  rights of first refusal,  tag-along or drag-along  rights or any similar rights  or  obligations  which may be  exercised  in  connection  with the other transactions  contemplated hereby),  except, in the case of clause (ii) or (iii)
above, for any breach, violation, termination,  default, acceleration,  creation or change  that would  not,  individually  or in the  aggregate,  reasonably  be expected to have a Material Adverse Effect on Empire.

            Section 4.5 EMPIRE  REPORTS;  FINANCIAL  STATEMENTS.  (a) Empire has
made  available  to  Transferor  each  registration  statement,   report,  proxy
statement or information  statement  prepared by it since December 31, 2003 (the
"AUDIT  DATE"),  including (x) Empire's  Annual Report on Form 10-K for the year ended December 31, 2003, and (y) Empire's Quarterly Reports on Form 10-Q for the
periods ended March 31, 2004, June 30, 2004, and September 30, 2004, each in the form  (including  exhibits,  annexes and any amendments  thereto) filed with the
SEC. Empire has filed and furnished all forms, statements, reports and documents required to be filed or  furnished  by it with the SEC  pursuant  to  applicable securities statutes, regulations,  policies and rules since January 1, 2004 (the forms,  statements,  reports and documents filed since January 1, 2004, or those filed subsequent to the date of this Agreement,  and as amended  including,  any financial statements or schedules contained therein, the "EMPIRE REPORTS").  The

                                       23

Empire  Reports were prepared in all material  respects in  accordance  with the applicable  requirements  of the Securities  Act, the Exchange Act and the rules and regulations  thereunder and complied in all material  respects with the then applicable  accounting  standards  Securities  Act,  Exchange  Act and rules and regulations thereunder. As of their respective dates (and, if amended, as of the date of such amendment) the Empire Reports at the time filed (and in the case of registration  statements and proxy statements on the dates of effectiveness  and the dates of the  meetings,  respectively)  did not  (except to the extent  such
Empire Reports were  subsequently  amended or  supplemented  by an Empire filing prior to the date hereof),  and any Empire Reports filed with the SEC subsequent to the date of this  Agreement  will not,  contain  any  untrue  statement  of a material fact or omit to state a material fact required to be stated  therein or necessary to make the statements made therein,  in light of the circumstances in which they were made, not misleading.

            (b)  Each  of  the  consolidated   balance  sheets  included  in  or
incorporated  by reference into the Empire Reports  (including the related notes and schedules) filed prior to the date of this Agreement  fairly presents,  and, if filed after the date of this Agreement, will fairly present, the consolidated financial  position  of Empire or any other  entity  included  therein and their respective Subsidiaries, as of its date, and each of the consolidated statements of operations,  cash flows and of changes in shareholders' equity included in or incorporated  by reference into the Empire Reports  (including any related notes and schedules) fairly presents,  and, if filed after the date of this Agreement, will fairly present, the results of operations, retained earnings and changes in financial  position,  as the case may be, of Empire or any other entity included therein and their  respective  Subsidiaries  for the  periods set forth  therein
(subject, in the case of unaudited  statements,  to notes and customary year-end audit  adjustments that will not be material in amount or effect),  in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

            (c) Empire has in place the "disclosure controls and procedures" (as defined in Rules  13a-15(e) and 15d-15(e) of the Exchange Act) required in order for the Chief Executive  Officer and Chief Financial Officer of Empire to engage
in  the  review  and  evaluation   process   mandated  by  Section  302  of  the
Sarbanes-Oxley  Act of 2002 ("SOXA").  Empire and its Subsidiaries'  "disclosure controls and procedures" are reasonably  designed to ensure that all information
(both  financial  and  non-financial)  required to be disclosed by Empire in the reports that it files or submits under the Exchange Act is recorded,  processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the
Empire's  management as appropriate to allow timely decisions regarding required disclosure and to make the  certifications  of the Chief  Executive  Officer and
Chief  Financial  Officer of Empire required by Section 302 of SOXA with respect to such reports.

            (d) Since  January  12,  2004,  (x)  neither  Empire  nor any of its
Subsidiaries  nor, to the  Knowledge  of the officers of Empire,  any  director, officer, employee, auditor, accountant or representative of Empire or any of its
Subsidiaries has received or otherwise had or obtained Knowledge of any material complaint,  allegation,  assertion or claim,  whether written or oral, regarding the accounting or auditing  practices,  procedures,  methodologies or methods of
Empire  or any of its  Subsidiaries  or  their  respective  internal  accounting controls, including any material complaint,  allegation, assertion or claim that
Empire or any of its  Subsidiaries  has engaged in  questionable  accounting  or auditing  practices,  and  (y) no  attorney  representing  Empire  or any of its

                                       24

Subsidiaries,  whether or not employed by Empire or any of its Subsidiaries, has reported  evidence  of a  material  violation  of  securities  Laws,  breach  of fiduciary duty or similar violation by Empire or any of its officers, directors, employees or agents to the Board of Directors of Empire or any committee thereof or to any director or officer of Empire.

            Section 4.6 ABSENCE OF CERTAIN  CHANGES.  Since  December  31, 2003,
there  has not  been  any  Material  Adverse  Effect  on  Empire  or any  event, occurrence,  discovery  or  development  which  would,  individually  or in  the aggregate,  reasonably  be  expected  to have or  result in a  Material  Adverse
Effect.

            Section 4.7 LITIGATION AND  LIABILITIES.  (a) Except as set forth in
Section 4.7 of the Empire Disclosure Schedule,  there are no (i) civil, criminal
or  administrative   actions,   suits,  claims,   hearings,   investigations  or
proceedings pending or, to the Knowledge of Empire, threatened against Empire or any of its  Subsidiaries  or  Affiliates,  or  (ii)  litigations,  arbitrations, investigations or other proceedings,  or injunctions or final judgments relating thereto,  pending or, to the Knowledge of Empire,  threatened  against Empire or any of its Subsidiaries or Affiliates before any Governmental Entity,  except in the case of either clause (i) or (ii), for those that would not, individually or in the  aggregate,  reasonably be expected to have a Material  Adverse Effect on
Empire.  None of Empire,  any of its Subsidiaries or Affiliates is a party to or subject to the provisions of any judgment,  order, writ,  injunction,  decree or award of any Governmental Entity which would,  individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Empire.

            (b)  There  are no  liabilities  or  obligations  of  Empire  or any
Subsidiary of Empire,  whether or not accrued,  contingent or otherwise,  or any other facts or circumstances  that would reasonably be expected to result in any obligations or liabilities  of, Empire or any of its  Subsidiaries,  other than:
(i)  liabilities  or  obligations  to the extent  reflected on the  consolidated balance  sheet of Empire or, in the notes  thereto,  or  included  in the Empire
Reports  filed prior to the date hereof;  and (ii)  liabilities  or  obligations that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Empire.

            Section 4.8 COMPLIANCE  WITH LAWS;  LICENSES.  (a) The businesses of each of Empire and its Subsidiaries  have not been conducted in violation of any
Law,  except  for  such  violations  that  would  not,  individually  or in  the aggregate,  reasonably be expected to have a Material  Adverse Effect on Empire.
No investigation or review by any Governmental  Entity with respect to Empire or any of its  Subsidiaries is pending or, to the Knowledge of Empire,  threatened, nor has any  Governmental  Entity  (other  than any  indian  tribe or  nation or governing  body  thereof)  indicated in writing an intention to conduct the same except for such investigations or reviews that would not, individually or in the aggregate,  reasonably be expected to have a Material  Adverse Effect on Empire.
Empire  and its  Subsidiaries  each  has  all  governmental  permits,  licenses, franchises,  variances,  exemptions,  orders issued or granted by a Governmental
Entity and all other authorizations, consents and approvals issued or granted by a Governmental Entity ("EMPIRE  LICENSES")  necessary to conduct its business as presently conducted,  except those the absence of which would not,  individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on
Empire.

                                       25

            (b) Each of Empire and its  Subsidiaries  is in compliance  with its obligations  under each of the  Empire  Licenses,  in each case  except for such failures to be in compliance  as would not,  individually  or in the  aggregate, reasonably be expected to have a Material Adverse Effect on Empire. There is not pending  or, to the  Knowledge  of Empire,  threatened  before any  Governmental
Entity any proceeding,  notice of violation, order of forfeiture or complaint or investigation  against Empire or any of its Subsidiaries  relating to any of the
Empire  Licenses,  in each  case,  except  as would not  individually  or in the aggregate, reasonably be expected to have a Material Adverse Effect on Empire.

            Section  4.9  MATERIAL  CONTRACTS.  (a)  As  of  the  date  of  this
Agreement,  neither Empire nor any of its Subsidiaries is a party to or bound by any Contract that (either  individually  or together with any related or similar
Contract) is material to the business of Empire and its Subsidiaries, taken as a whole except as disclosed on Section 4.9 of the Empire Disclosure  Schedule (the
"EMPIRE MATERIAL CONTRACTS").

            (b) Except with respect to the Indian Tribe Agreements,  each Empire
Material  Contract  is a valid  and  binding  agreement  of Empire or one of its
Subsidiaries, as the case may be, and is to Empire's Knowledge in full force and effect,  and neither Empire nor any of its Subsidiaries nor, to the Knowledge of
Empire, any other party thereto is in default or breach in any respect under the terms  of any  such  Contract,  except  as  would  not,  individually  or in the aggregate, reasonably be expected to have a Material Adverse Effect on Empire.

            Section  4.10  TAKEOVER  STATUTES.  No "fair  price,"  "moratorium,"
"control share acquisition" or other similar anti-takeover statute or regulation
(each,  a  "TAKEOVER  STATUTE")  or  any  anti-takeover  provision  in  Empire's certificate of  incorporation  and by-laws is applicable to the Empire Shares or the other transactions contemplated by this Agreement. The Board of Directors of
Empire has taken or caused to be taken all action so that Transferor will not be prohibited as an "interested  stockholder"  (as such term is used in Section 203 of the DGCL) from entering into this  Agreement,  the Voting  Agreement,  Option
Agreement or Registration  Rights  Agreement or consummating the Transactions or the other transactions contemplated hereby.

            Section 4.11 AFFILIATE TRANSACTIONS

            (a)  Except as set forth on Section  4.11 of the  Empire  Disclosure
Schedule,  there are no transactions,  arrangements or Contracts  between Empire and its  Subsidiaries,  on the one hand,  and any officer or director of Empire, any  holder  of more  than 10% of the  outstanding  Empire  Common  Stock or any
Affiliate of Empire or such other Persons (collectively,  the "COVERED PERSONS")
(other than wholly-owned  Subsidiaries of Empire) or other Persons, on the other hand,  that would be required to be disclosed  under Item 404 of Regulation  S-K under the Securities Act.

            (b) Empire has not  employed  any broker or finder or  incurred  any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated in this Agreement except that Empire has disclosed to Transferor that Empire has employed Jefferies as its financial  advisor,  the arrangements  with which have been disclosed to Transferor  prior to the date of this Agreement.

                                       26

            Section 4.12 TAXES. (a) Except as would not,  individually or in the aggregate,  reasonably be expected to have a Material  Adverse Effect on Empire,
(i)  Empire  and each of its  Subsidiaries  have duly and  timely  filed all Tax
Returns  required to be filed by any of them, and all such Tax Returns are true, complete  and  accurate in all  material  respects,  (ii) Empire and each of its
Subsidiaries  have paid all Taxes  that are  required  to be paid by any of them
(other than Taxes that are being diligently contested by appropriate proceedings and for which  adequate  reserves are  reflected in the Empire  Reports) or that
Empire or any of its  Subsidiaries  are obligated to withhold from amounts owing to any employee,  creditor or third party,  (iii) the unpaid Taxes of Empire and its  Subsidiaries  do not exceed the reserve for Tax  liability  (excluding  any reserve for deferred Taxes  established to reflect  timing  differences  between book and tax income)  reflected  in the  financial  statements  contained in the
Empire  Reports  filed  prior to the date of this  Agreement,  as  adjusted  for results of  operations  and cash flows  through the date  hereof,  (iv)  neither
Empire nor any of its  Subsidiaries  has waived any statute of limitations  with respect  to Taxes or  agreed to any  extension  of time  with  respect  to a Tax assessment  or  deficiency,  (v)  there  are no  pending  audits,  examinations, investigations,  deficiencies,  claims or other  proceedings in respect of Taxes relating to Empire or any of its Subsidiaries, (vi) there are no Liens for Taxes on any asset of Empire or any of its Subsidiaries,  except for Taxes not yet due and payable,  (vii) none of Empire or any of its  Subsidiaries has been a member of any group that has filed a  combined,  consolidated  or unitary  Tax  Return, other than the affiliated  group of  corporations  of which Empire is the common parent, (viii) none of Empire or its Subsidiaries has any liability for Taxes of any  person  under  Treasury  Regulation  Section  1.1502-6  (or any  comparable provision of state,  local or foreign  law),  as  transferee  or  successor,  by contract  or  otherwise,  except  as a result  of the  application  of  Treasury
Regulation  Section  1.1502-6 (and any comparable  provision of state,  local or foreign law to Empire and its  Subsidiaries  which are members of the affiliated group of corporations of which Empire is the common parent,  (ix) none of Empire or any of its Subsidiaries  has been a distributing  corporation or a controlled corporation  with respect to any  distribution  occurring  during the last three years in which the parties to such distribution  treated the distribution as one to which Section 355 of the Code (or any comparable provision of state, local or foreign law) applied, (x) none of Empire or any of its Subsidiaries has made any election,  or is  required,  to treat any of the assets  owned by such entity as owned by another Person for Tax purposes,  and (xi) none of Empire or any of its
Subsidiaries  has received or has been subject to any written ruling relating to
Taxes or entered into any written and legally binding  agreement with any taxing authority relating to Taxes.

            (b) None of Empire or any of its  Subsidiaries  has taken any action or knows of any fact that is  reasonably  likely to prevent  (i) the Merger from qualifying  as a  "reorganization"  within the meaning of Section  368(a) of the
Code or (ii) the Merger and the Contribution, taken together, from qualifying as a transaction described in Section 351 of the Code.

            Section 4.13 PERMITS AND  APPROVALS.  Except as set forth on Section
4.13 of the  Empire  Disclosure  Schedule,  Empire has all  material  zoning and governmental approvals and all material certificates of occupancy,  underwriters certificates,  building, housing, safety, fire, health,  environmental and other similar  approvals,  and all other  material  permits and licenses  necessary to maintain,  operate  and use the  Monticello  Property in the manner in which the

                                       27

same is presently  being  maintained,  operated and used,  and all of such items have been issued and are valid and in full force and effect.

            Section  4.14  CATSKILL  DEVELOPMENT,   L.L.C.  Except  those  being
transferred  on the  Closing  Date  by  Catskill  Development,  L.L.C.  (or  its
Subsidiaries  or  Affiliates,  if applicable)  to Empire,  all material  assets, income, revenues, rights and fees (including those related to gaming, including, without  limitation,  pari-mutual,  video  lottery  terminals  and indian  tribe related gaming and the Monticello Property) or agreements or joint ventures with the  Cayuga  Nation  of New York or other  indian  tribes  or  nations  in which
Catskill Development,  L.L.C. or its Subsidiaries or Affiliates had any interest prior to January 12, 2004 have been  transferred  (directly  or  indirectly)  to
Empire.

            Section 4.15 MONTICELLO PROPERTY.  Except as set forth in the Indian
Tribe  Agreements,  (i) MRMI owns fee simple title to the  Monticello  Property, free and  clear of all  Liens,  other  than  Liens  that do not have a  Material
Adverse  Effect on the  Monticello  Property;  (ii) neither Empire nor MRMI is a party to any material leases or occupancy  agreements or  arrangements  with any third party  providing  for the right of such third party to lease or occupy any material  portion of the  Monticello  Property;  and (iii) there are no purchase options or lease  options in favor of any third party with respect to all or any material portion of the Monticello Property.

            Section  4.16  CONDEMNATION.  There  is no  pending  or to  Empire's
Knowledge,  threatened,  condemnation  of  all or any  material  portion  of the
Monticello Property.

            Section 4.17 ENVIRONMENTAL MATTERS. Except as set forth in the Phase
I Environmental  Site Assessment Report Update,  dated as of October 7, 2003 and prepared  by  Langan  Engineering  and  Environmental  Services,  Inc.  and  the
Underground  Storage  Tank  Closure  Report,  dated as of December  15, 2004 and prepared by Langan Engineering and Environmental Services, Inc., and to Empire's
Knowledge,  except as would not have a Material  Adverse  Effect on Empire,  (i)
Hazardous Materials have not been released into the environment,  or discharged, placed or disposed of at, on or under the  Monticello  Property in  violation of
Environmental   Legal  Requirements  or  which  would  require   remediation  or
notification under  Environmental  Legal  Requirements,  and (ii) the Monticello
Property currently  complies,  and has complied,  with applicable  Environmental
Legal Requirements.

            Section  4.18 LABOR AND EMPLOYEE  BENEFITS.  (a) Section 4.18 of the
Empire  Disclosure  Schedule lists all material employee benefit plans (each, an
"Empire  Plan"),  union or  collective  bargaining  agreements,  and  employment agreements to which Empire or its  Subsidiaries  are a party or (with respect to any  Empire  Plan)  to  which  Empire  or its  Subsidiaries  contribute  or have contributed; Empire has made available to Transferor true and complete copies of such Empire Plans and agreements;  Empire and its Subsidiaries are in compliance in all  material  respects  with their  obligations  under such Empire Plans and agreements (including making any required contributions to any Empire Plan).

                                       28

            (b)  With  respect  to  each  such  Empire  Plan,   Empire  and  its
Subsidiaries  have complied,  and are now in compliance  with, the provisions of
ERISA, the Code and the laws and regulations  applicable to such Empire Plans in all  material  respects  and,  to  Empire's  knowledge,  such  Empire  Plans are maintained and  administered  in all material  respects in accordance with ERISA and any other applicable laws.

            (c) No event has occurred  (including  events  contemplated  by this
Agreement)  that can  reasonably  be expected to trigger any complete or partial withdrawal by Empire or its Subsidiaries from any multiemployer Empire Plan.

            (d) The  liability  of Empire and its  Subsidiaries  with respect to multi-employer Empire Plans to which Empire and its Subsidiaries  contribute (or have  contributed) is not reasonably likely to have a Material Adverse Effect on
Empire or its Subsidiaries.

            (e) There  are no  material  organizing  activities,  strikes,  work stoppages,  slowdowns,  lockouts,  arbitrations or grievances, or other material labor disputes,  pending or threatened against or involving Empire or any of its
Subsidiaries.

            Section  4.19 TAX  OPINION.  Empire has no Knowledge of any facts or circumstances  that would  cause  Latham & Watkins  LLP not to  deliver  the tax opinion described in Section 7.1(h) hereof in a form reasonably  satisfactory to
Empire.

            The  representations  and  warranties  contained  in this Article IV shall not survive the Closing.

                                   ARTICLE V.
                            COVENANTS OF THE PARTIES

            Section  5.1  INTERIM  OPERATIONS  OF  EMPIRE.  Except as  expressly
contemplated  hereby,   Empire  covenants  and  agrees  as  to  itself  and  its
Subsidiaries  that,  from the date of this Agreement until the Closing Date, the business of it and its Subsidiaries shall be conducted in the ordinary course of business, consistent with past practices. Without limiting the generality of the foregoing,  from the date of this Agreement until the Closing Date,  without the written consent of Transferor (which consent shall not be unreasonably  withheld or delayed), Empire will not and will not permit its Subsidiaries to:

            (a) merge or consolidate  Empire or any of its Subsidiaries with any other Person;

            (b) other than with respect to Excluded Shares, issue, sell, pledge, dispose of, grant,  transfer,  lease,  license,  guarantee,  encumber,  or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license,  guarantee  or  encumbrance  of, any  shares of capital  stock of
      Empire or any its Subsidiaries,  or securities convertible or exchangeable

                                       29

      or  exercisable  for any shares of such  capital  stock,  or any  options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

            (c)  declare,   set  aside,  make  or  pay  any  dividend  or  other
      distribution,  payable in cash, stock, property or otherwise, with respect to any of its capital  stock or enter into any  agreement  with respect to the voting of its capital stock other than with respect to Excluded Shares or dividends on Empire preferred stock;

            (d) reclassify,  combine,  split,  subdivide or redeem,  purchase or otherwise  acquire,  directly or  indirectly,  any of its capital stock or securities  convertible or exchangeable  into or exercisable for any share of its  capital  stock other than in a  transaction  pursuant to which the
      Transferor Shares would be adjusted pursuant to Section 2.14;

            (e) change any method of  accounting  for Tax  purposes,  (ii) make, change or revoke any material Tax election, (iii) settle or compromise any material Tax liability in each case,  other than in the ordinary course of business;

            (f) incur any  indebtedness  for borrowed  money or  guarantee  such indebtedness  or another  Person,  or issue or sell any debt securities or warrants or other rights to acquire any debt  security of Empire or any of its Subsidiaries,  except for (i) indebtedness for borrowed money incurred in the  ordinary  course  of  business  not to  exceed  $5,000,000  in the aggregate,  and (ii)  indebtedness  for borrowed  money in  replacement of existing indebtedness for borrowed money on customary commercial terms; or

            (g)  change  the  primary  nature of its  business  as a gaming  and hospitality company.

            In addition,  prior to (i) the making of any  material  amendment or modification,  waiver of any  material  right or  obligation,  the giving of any material notice, granting of any material consent or approval or any termination of any Indian Tribe Agreement or the entering into of any material new agreement with any indian  tribe or nation,  or (ii) the  giving of any  material  notice, making of any material  submission  or filing,  or taking of any other  material action with  respect to the  Requisite  Approvals,  Empire  shall  consult  with
Transferor  and  in  good  faith  consider   Transferor's   recommendations  and
suggestions  regarding such matters,  provided that Empire shall not be required to obtain  Transferor's  consent or approval  with respect to any such  matters.
Newco and Merger  Sub also  agreed to abide by the  covenants  set forth in this
Section 5.1 as if such covenants were  applicable to, and referred to, Newco and
Merger Sub (in addition to Empire).

            Section 5.2 INTERIM  OPERATIONS OF TRANSFEROR(a) . (a) From the date of this Agreement to the Closing Date,  Transferor  shall (i) comply or cause to be complied  in all  material  respects  with all of its  obligations  under the
Ground Lease, all Leases,  Service Contracts,  the Permitted  Exceptions and all
documents  evidencing  and/or  securing,  as the case may be, the Empire Payment
Obligations  (including,  without limitation,  the mortgages securing all or any

                                       30

portion of the Empire Payment  Obligations  with respect to the Properties) such that such agreements be maintained in full force and effect and Transferor shall promptly  provide  to  Empire  copies  of all  notices  received  by  Transferor thereunder,  (ii)  operate  the  Properties  in a manner  consistent  with  good practice  and in  accordance  with  its  insurance  company's  requirements  and applicable  Legal  Requirements,  (iii) comply with SECTION 6.5 hereof regarding the prohibition against voluntary title defects and (iv) maintain the Properties in  substantially  the same  condition as exists on the date hereof,  reasonable wear and tear  excepted,  and  shall  keep the same or cause the same to be kept fully insured  against fire and with  extended  coverage  consistent  with prior practice.  During the term of this  Agreement  and  through  the  Closing  Date,
Transferor  shall not,  without  Empire's  prior written  consent (which consent shall not be unreasonably withheld or delayed):

                  (A) enter into any material  transaction or agreement relating to the Properties not in the ordinary course of business;

                  (B) remove any personalty  from the Properties  (other than in the ordinary course of business, or due to obsolescence);

                  (C) enter into, extend, amend, terminate or waive any material rights under (a) the Ground Lease,  (b) any material  Lease (except  pursuant to the  exercise by the tenant of a right  granted to tenant  pursuant to the terms thereof) or other  possessory  arrangement  regarding the  Properties or (c) any
Service  Contract  regarding  the  Properties  other  than  for a term  which is terminable, without any cost or fee, on not more than thirty days' notice to the service provider; or

                  (D)  settle  any  material   suit,   action,   arbitration  or
proceeding  pending with  respect to the  Properties  and/or the use,  operation and/or maintenance thereof;

            (b) Upon or prior to March 1, 2005, Empire shall provide  Transferor with a list of those Service  Contracts,  that Empire does not wish to assume at
Closing. Transferor shall terminate such Service Contracts (including payment of termination  fees) prior to the  Closing,  the  termination  of which shall be a condition to Empire's obligation to close as set forth in Section 7.1 hereof.

            Section 5.3 LAND USE  APPLICATIONS  AND APPROVALS.  Transferor shall continue to pursue all land use related  approvals,  permits and  agreements  as more  particularly  described  on Schedule  5.3(i)  hereto  deemed  necessary by
Transferor  and Empire with respect to the intended  future  development  of the
Concord Hotel Site as a Resort Facility. Transferor shall not file or pursue any of the  applications  or  approvals  described on Schedule  5.3(ii)  hereto with respect to the Properties or the Retained Property if it is mutually  determined by the parties in consultation with their respective land use counsel, that such filing or pursuit would  adversely  affect the  Properties  or the  Contemplated
Business intended to be conducted thereon. In the event that the parties fail to reach agreement with respect to such  determination,  the parties' dispute shall be submitted to a mutually acceptable expert (each party agreeing to be diligent and reasonable in designating such expert) for binding resolution thereof.

                                       31

            Section 5.4  ENVIRONMENTAL  REMEDIATION.  Through the Closing  Date,
Transferor shall continue to pursue any necessary  environmental  remediation at the Properties in the ordinary course of business, at Transferor's sole cost and expense.  Subsequent to the Closing  Date,  Newco shall be  responsible  for the completion and cost of all environmental remediation required to be performed at the Properties.  The parties agree to use their commercially  reasonable efforts to add Newco as a "co-volunteer" under the existing brownfield cleanup agreement between Concord  Associates and the New York State  Department of  Environmental
Conservation.  All tax credits received by either Concord Associates or Newco in connection  with the  brownfield  cleanup  program  and  related to the  Concord
Property shall be divided equally between Concord  Associates and Newco. All tax credits available in connection with the brownfield  cleanup program and related to the Retained Property shall be retained by Concord Associates. The provisions of this Section 5.4 shall survive the Closing.

            Section 5.5 RESTRICTIONS  REGARDING CERTAIN OTHER  TRANSACTIONS(a) .
(a) Empire  agrees that  neither it nor any of its  Subsidiaries  nor any of the officers and directors of it or its Subsidiaries  shall, and that it shall cause its and its Subsidiaries' employees,  agents and representatives  (including any investment banker, attorney or accountant  ("REPRESENTATIVES") retained by it or any of its subsidiaries) not to, directly or indirectly, initiate or solicit any inquiries  or the making of any  proposal or offer with respect to (i) a merger, reorganization,  share exchange,  consolidation or similar transaction involving
Empire or any of its  Subsidiaries,  (ii) any  purchase  of an  equity  interest representing  an  amount  equal to or  greater  than a 15%  voting  or  economic interest in Empire and its  Subsidiaries  taken as a whole or (iii) any purchase of assets,  securities or ownership interests representing an amount equal to or greater than 15% of the consolidated assets of Empire and its Subsidiaries taken as a whole (any such  proposal  or offer  being  hereinafter  referred  to as an
"ACQUISITION  PROPOSAL").  Empire  further agrees that neither it nor any of its
Subsidiaries  nor any of the  officers and  directors of it or its  subsidiaries shall, and that it shall cause its and its subsidiaries'  employees,  agents and
Representatives  not to,  directly  or  indirectly,  engage in any  negotiations concerning,  or provide  any  confidential  information  or data to, or have any discussions  with,  any person or entity  relating to an  Acquisition  Proposal;
PROVIDED,  HOWEVER,  that the foregoing shall not prevent Empire or its Board of
Directors  from (x) complying  with its  disclosure  obligations  under Sections
14d-9  and 14e-2 of the  Exchange  Act of 1934  with  regard  to an  unsolicited
Acquisition Proposal;  PROVIDED, HOWEVER, that if such disclosure has the effect of  withdrawing,  modifying or  qualifying  the  recommendation  of its Board of
Directors in a manner adverse to Transferor or the approval of the  transactions contemplated  by this Agreement by the Board of Directors of Empire,  Transferor
shall have the right to terminate this  Agreement,  after which  termination the
Option Agreement shall remain in full force and effect and the Grantee under the
Option Agreement shall thereafter have the right to exercise the Option; and (y)
at any time prior to, but not after, the time the  transactions  contemplated by this Agreement are adopted by holders of shares of capital stock of Empire,  (A)
providing  information in response to a request  therefore by a person or entity who has made an unsolicited bona fide written Acquisition  Proposal if the Board of Directors of Empire  receives  from the person or entity so  requesting  such information an executed  confidentiality  agreement on customary  terms;  or (B)
engaging in any  negotiations  or discussions  with any person or entity who has made an  unsolicited  bona fide  written  Acquisition  Proposal  if the Board of
Directors   of  Empire   receives   from  such  person  or  entity  an  executed
confidentiality  agreement on customary  terms;  if and only to the extent that,

                                       32

(1) in each  such case  referred  to in clause  (A) or (B)  above,  the Board of
Directors of Empire reasonably  determines in good faith after consultation with outside  legal  counsel that such action is necessary in order for its directors to comply with their  respective  fiduciary  duties under applicable law, (2) in each case  referred  to in clause (A) or (B) above,  the Board of  Directors  of
Empire  reasonably  determines  in  good  faith  (after  consultation  with  its financial  advisor and  outside  counsel)  that such  Acquisition  Proposal,  if accepted, is reasonably likely to be consummated, taking into account all legal, financial and  regulatory  aspects of the proposal,  the likelihood of obtaining financing,  and the person or entity  making the proposal,  and if  consummated, would result in a transaction  more  favorable to Empire's  stockholders  from a financial  point  of view  than  the  Transactions  and the  other  transactions contemplated  by this  Agreement  taking into account any change in any proposal proposed  by  Transferor  and (3) in the case of clause (A) and (B),  Transferor shall have had written notice of Empire's  intention to take the action referred to in clause (A) or (B) at least five  business days prior to the taking of such action  by  Empire;  provided,  that any  more  favorable  Acquisition  Proposal referred to in clause (A) or (B) above must involve 50% rather than the 15% used in the definition of Acquisition Proposal. Empire represents that since the date of the Letter  Agreement  to the date  hereof,  there  have been no  activities, discussions or negotiations with any person or entity conducted  heretofore with respect  to any  Acquisition  Proposal.  Empire  agrees  that it will  take  the necessary steps to promptly  inform the  individuals or entities  referred to in the  first  sentence  of this  Section  of the  obligations  undertaken  in this
Section. Empire agrees that it will notify Transferor promptly, but in any event within 48 hours if any such inquiries,  proposals or offers are received by, any such  information is requested from, or any such discussions or negotiations are sought to be  initiated  or  continued  with,  it or any of its  Representatives indicating,  in connection  with such notice,  the name of such person or entity and the material  terms and conditions of any proposals or offers and thereafter shall keep Transferor  informed on a current basis, and, in any event, within 48 hours of any  changes in the status and terms of any such  proposals  or offers, including whether any such proposal has been withdrawn or rejected.  Empire also agrees to provide any  information to Transferor that it is providing to another person or entity at  substantially  the same time it  provides  it to such other person or entity and that it will  promptly  request  each person or entity that has  heretofore  executed a  confidentiality  agreement in  connection  with its
consideration   of  a  transaction   with  Empire  to  return  all  confidential
information  furnished  prior to the  execution  hereof to or for the benefit of such person or entity by or on behalf of it or any of its Subsidiaries.

            (b)  During  the  term of this  Agreement,  (i)  Empire  shall  work exclusively  with  Transferor  (and Indian tribes or nations) in connection with any transaction involving the direct or indirect acquisition by Empire of hotel, gaming or resort properties in the Catskills ("CATSKILLS ACQUISITION"), and (ii)
Empire  shall not  solicit,  contact,  facilitate  or engage in  discussions  or negotiations  with any third party (other than  Transferor  and Indian tribes or nations) with respect to any Catskills Acquisition.

            (c) During the term of this  Agreement,  (i)  Transferor  shall work exclusively with Empire in connection with any transaction  involving the direct or indirect transfer by Transferor of hotel,  gaming or resort properties in the
Catskills  ("CATSKILLS  TRANSFER"),  and  (ii)  Transferor  shall  not  solicit, contact,  facilitate or engage in  discussions  or  negotiations  with any third party (other than Empire) with respect to any Catskills Transfer.

                                       33

            Section 5.6 RESTRICTIONS ON GAMING FACILITIES ON RETAINED  PROPERTY.
Transferor agrees that neither Transferor, nor any of its principals (including, without limitation,  Louis Cappelli and Scott Rechler),  nor any of its or their respective Subsidiaries and Affiliates, shall, for a period of twenty (20) years after the Closing, (a) build, own or operate a Class III gaming facility located on the Retained  Property,  or (b) build,  own or operate a hotel located on the
Retained Property that is a competitor of a hotel developed on the Concord Owned
Property,  provided that Transferor or its Subsidiaries or Affiliates may build, own or operate a boutique  luxury  hotel on the Retained  Property  (the parties hereby  agreeing  that a boutique  luxury  hotel,  which,  for  purposes of this
Agreement,  shall mean a four star (or higher  quality) hotel  consisting of 300 rooms or less, will be deemed not to be a competitor of a hotel developed on the
Concord  Owned  Property).  Transferor  shall file a  restrictive  covenant (the
"RESTRICTIVE  COVENANT")  of record  that shall run with the land and be binding upon any and all grantees,  mortgagees and tenants of the Retained  Property (or any  portion  thereof)  and/or  successors  and  assigns of Concord  Associates)
stating that (i) the right of the owner of the Retained  Property or any portion thereof  to obtain  public  utilities  for the  benefit  of any Class III gaming facility which may be constructed on such property shall be  subordinated to the utility  requirements  of the  Resort  Facility  located or to be located on the
Concord Hotel Site,  and (ii) the owner of any such property  shall not take any action with respect to such  property  that is  reasonably  likely to materially adversely  affect or materially  impair the  Requisite  Approvals for the Resort
Facility which is proposed to be  constructed  on the Concord Hotel Site.  Other than as set forth in this  Agreement,  Transferor's  actions with respect to the
Retained Property shall not be limited or restricted pursuant to this Agreement.
The provisions of this Section 5.6 shall survive the Closing.

            Section 5.7 ACCESS.  In  connection  with each party's due diligence review and otherwise during the term of this Agreement, each party will give the other party (and its consultants and  representatives)  reasonable access to its
books,  records,  contracts,  agreements,   financial  information,   documents,
personnel, and other relevant materials and information, subject to the terms of the  Confidentiality  Agreement dated November 12, 2004,  between Transferor and
Empire (the "CONFIDENTIALITY AGREEMENT"),  provided that any on-site inspections or testing shall have  obtained the approval of the party owning the  applicable property  (which approval shall not be  unreasonably  withheld or delayed).  Any information provided to Empire or Transferor or their respective representatives pursuant to this Agreement shall be subject to the terms of the  Confidentiality
Agreement.

            Section  5.8  FURTHER  ASSURANCES;  REASONABLE  EFFORTS  TO  SATISFY
CONDITIONS.  (a) The  parties  hereto  agree  that,  from time to time,  whether before, at or after the Closing Date, each of them will execute and deliver such further  instruments  of conveyance  and transfer and take such other actions as may be necessary to carry out the purposes and intents of this Agreement.

            (b)  Without  limiting  the  foregoing,  subject  to the  terms  and conditions provided herein and to applicable laws, each of the parties shall use its commercially  reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done,  and assist and  cooperate  with the other party in doing, in the most expeditious manner practicable,  all things necessary, proper or advisable to ensure that the  conditions  set forth in Article VII hereof are

                                       34

satisfied  and to  consummate  the  transactions  contemplated  hereby.  Without limiting the generality of the foregoing,  each of Empire and Transferor  shall:
(i) use their  commercially  reasonable efforts to cooperate with one another in
(A) timely  making any filings and  notifications  that are  required to be made under  applicable  laws in  connection  with  gaming  approvals  and  any  other consents, licenses,  approvals,  permits, waivers, orders or authorizations that are required to be obtained under applicable laws from governmental  entities or
other  persons  in  connection  with  the   consummation  of  the   transactions
contemplated by this Agreement,  and (B) as promptly as practicable,  responding to any request for  information  from such  governmental  entities or such other persons; (ii) use its commercially  reasonable efforts to avoid the entry of, or to  have  vacated,  lifted,  reversed,  overturned  or  terminated,  any  order, judgment, injunction or decree (whether temporary,  preliminary or permanent) or any other  judicial,  administrative  or legislative  action or proceeding  that would restrain, prevent or delay the closing of the transactions contemplated by this Agreement,  including, without limitation,  defending through litigation on the  merits  any claim  asserted  in any court by any  party;  and (iii) use its commercially  reasonable  efforts  to take  any  steps  necessary  to  avoid  or eliminate any  impediment  under any  applicable Law that may be asserted by any
governmental   entity  or  private  party  with  respect  to  the   transactions
contemplated  by the  Agreement  so as to enable the Closing to occur as soon as reasonably practicable after the date hereof.

            (c)  Transferor  agrees to use  commercially  reasonable  efforts to obtain  the  approval  to  this  transaction  of  the  Bankruptcy  Court  having jurisdiction over the bankruptcy  proceeding  involving  Frontline Capital Corp.
("FRONTLINE"), which approval is a condition to Transferor's obligation to close hereunder. In furtherance of the foregoing,  Transferor and its members covenant to cause  Frontline  to (x)  promptly  petition  the  Bankruptcy  Court for such approval,  and (y) recommend that the Bankruptcy Court approve this transaction.
Notwithstanding   the  foregoing,   in  the  event  that  the  Bankruptcy  Court
disapproves this  transaction,  then  Transferor,  upon written notice to Empire given  within  ten (10) days  after  such  disapproval,  shall have the right to terminate  this  Agreement,  whereupon (i) this  Agreement  shall  terminate and neither party shall have any further rights or obligations  hereunder,  and (ii)
the  Option  (as  defined  in the  Option  Agreement)  shall not be  exercisable thereafter.

            Section  5.9  PUBLIC  ANNOUNCEMENTS.  Subject  to  their  respective obligations under applicable Law (including  requirements of stock exchanges and other similar regulatory  bodies),  Empire and Transferor will consult with each other before issuing, or permitting any agent or Affiliate to issue, and provide each other the opportunity to review and make reasonable comment upon, any press releases or otherwise  making or permitting  any agent or Affiliate to make, any
public   statements  with  respect  to  this  Agreement  and  the   transactions
contemplated  hereby and,  except as may be required  by  applicable  Law or any listing  agreement with the Nasdaq  National  Market System,  will not issue any such press release or make any such public statement prior to such consultation;
PROVIDED,  HOWEVER,  that  each of Empire  and  Transferor  may make any  public statement in response to specific questions by the press, analysts, investors or those attending  industry  conferences or financial analyst conference calls, so long as any such statements are not  inconsistent  with previous press releases, public  disclosures or public statements made by Empire or Transferor and do not reveal  non-public  information  regarding  the  other  party or its  respective
Subsidiaries.

                                       35

            Section 5.10 PROXY STATEMENT;  REGISTRATION STATEMENT; BLUE SKY. (a)
Empire and Transferor  shall  cooperate and Empire shall promptly  prepare,  and shall file as promptly as practicable,  a registration statement with respect to the  shares  of Newco to be  issued  to  Empire's  current  shareholders  and to
Transferor in connection  with the  Transactions  (together  with all amendments thereto, the "REGISTRATION STATEMENT"),  which shall include the proxy statement to be sent to Empire  stockholders in connection with the  Stockholders  Meeting
(the "EMPIRE PROXY STATEMENT"). Empire, (with respect to information supplied by it or its Affiliates) will cause the Registration Statement to comply as to form in all material respects with the applicable  provisions of the Exchange Act and the rules and regulations  thereunder.  Empire shall its commercially reasonable efforts to have the  Registration  Statement  cleared by the SEC as  promptly as practicable  after such filing. No filing of, or amendment or supplement to, the
Registration  Statement shall be made by Empire,  and no filing of, or amendment or supplement to, the Empire Proxy  Statement  shall be made by Empire,  in each case,  without  providing  Transferor  a  reasonable  opportunity  to review and comment thereon,  which comments shall be considered in good faith.  Empire will advise  Transferor  promptly after Empire receives  notice thereof,  of the time when the Empire Registration Statement has become effective or any supplement or amendment has been filed,  of the issuance of any stop order,  the suspension of the  qualification  of the Empire Common Stock  issuable in connection  with the
Merger for offering or sale in any  jurisdiction,  or any request by the SEC for amendment  of the  Registration  Statement  or the  Empire  Proxy  Statement  or
comments  thereon and  responses  thereto or requests by the SEC for  additional information.

            (b)  The  information  supplied  by  Empire  for  inclusion  in  the
Registration Statement and the Empire Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Empire Proxy
Statement  (or any amendment  thereof or supplement  thereto) is first mailed to the stockholders of the Company,  and (iii) the time of the Empire  Stockholders
Meeting  contain any untrue  statement  of a material  fact or omit to state any material  fact  required to be stated  therein or necessary in order to make the statements  contained  therein  not  misleading.  If at any  time  prior  to the
Effective  Time,  any event or  circumstance  relating  to Empire or any  Empire
Subsidiary,  or their respective officers or directors,  should be discovered by
Empire  which  should  be set  forth  in an  amendment  or a  supplement  to the
Registration  Statement,  the Empire Proxy Statement or any other filing, Empire shall promptly inform the Transferor;  PROVIDED,  HOWEVER,  that the delivery of any notice (and the filing with the SEC promptly of an appropriate  amendment or supplement  describing such information)  pursuant to this SECTION 5.10(b) shall not cure any breach of any  representation  or  warranty,  the failure to comply with any  covenant,  the failure to meet any  condition  or  otherwise  limit or affect the remedies available hereunder to the party receiving such notice.

            (c) The information  supplied by the Transferor for inclusion in the
Registration Statement and the Empire Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Empire Proxy
Statement  (or any amendment  thereof or supplement  thereto) is first mailed to the stockholders of the Company,  and (iii) the time of the Empire  Stockholders
Meeting  contain any untrue  statement  of a material  fact or omit to state any material  fact  required to be stated  therein or necessary in order to make the statements  contained  therein  not  misleading.  If at any  time  prior  to the
Effective Time, any event or circumstance  relating to the Transferor,  or their respective  officers or directors,  should be discovered by the Transferor which

                                       36

should  be set  forth  in an  amendment  or a  supplement  to  the  Registration
Statement,  the Empire Proxy Statement or any other filing, the Transferor shall promptly inform Empire.

            (d) Empire shall use its  commercially  reasonable  efforts to cause the Empire Proxy Statement,  to be mailed to the Empire stockholders as promptly as practicable after the date hereof.

            (e) Empire will use its commercially  reasonable  efforts to obtain, prior to the  Effective  Time,  all  necessary  state  securities  or "blue sky"
permits and approvals required to permit the distribution of the shares of Newco
Common Stock to be issued in accordance with the provisions of this Agreement.

            Section 5.11 STOCKHOLDERS' MEETING; BOARD RECOMMENDATION.

            (a) Empire will take,  in  accordance  with  applicable  law and its certificate  of  incorporation  and by-laws,  all action  necessary to convene a meeting of holders of shares of its capital stock (the  "STOCKHOLDERS  MEETING")
as  promptly  as  possible  to  consider  and  vote  upon the  adoption  of this
Agreement.

            (b) Subject to  applicable  law,  the Board of  Directors  of Empire shall recommend the approval of this Agreement,  the Additional Agreements,  the
Transactions and the other transactions contemplated hereby, such recommendation shall be included in the Empire Proxy  Statement,  and the Board of Directors of
Empire  shall take all  lawful  action to solicit  the  adoption  thereof by the holders of shares of its capital stock. In the event that subsequent to the date of this  Agreement,  the Board of Directors of Empire  reasonably  determines in good faith after  consultation  with outside  counsel that its fiduciary  duties
under   applicable   Law  require  it  to   withdraw,   modify  or  qualify  its
recommendation  in a manner  adverse to  Transferor,  the Board of  Directors of
Empire may so withdraw,  modify or qualify its recommendation;  however, subject to applicable Law, unless this Agreement is theretofore terminated, Empire shall nevertheless  submit this  Agreement to the holders of the shares of its capital stock for adoption at the Stockholders Meeting.

            Section  5.12  CONDEMNATION.  In the  event  that all or part of the
Properties  is taken by, or made the  subject  of, any  condemnation  or eminent domain  proceeding  between the date of this  Agreement  and the  Closing  Date,
Empire may (a) cancel this  Agreement,  if loss of the part of the Properties so taken materially and adversely impacts the contemplated use of the Properties or affects  greater than 25% of the  aggregate  acreage of the  Properties,  or (b)
elect to have  Newco  take  title  subject  to such  condemnation  or taking and receive the  proceeds  thereof,  Transferor  assigning  all its rights to unpaid proceeds with respect to the  Properties  to Newco at the Closing.  Empire shall notify  Transferor  of its election  not more than five (5) business  days after notice from  Transferor of the occurrence of the  condemnation or taking and the extent  thereof  and if the  Closing  Date shall occur on or after such day that
Transferor  notifies  Empire,  then the Closing Date shall be extended to afford
Empire the entire five (5) business day period  described above. If Empire shall elect to cancel this  Agreement,  then this Agreement shall be null and void and the parties shall have no further  rights,  duties or  obligations to each other

                                       37

hereunder,  except for those  obligations  which are to survive a termination of this  Agreement.  For purposes of this SECTION 5.12,  "MATERIALLY AND ADVERSELY"
shall mean any loss that: (a) exceeds $5,000,000;  (b) removes a right of access to the  Properties  if there  is no other  reasonable  means  of  access  to the
Properties available; (c) adversely and materially affects the utilities serving the  Properties;  or (d) results in the right of the ground  lessor to terminate the Ground Lease.

            Section 5.13 CASUALTY. Transferor shall maintain in effect until the
Closing Date its existing insurance policies with respect to the Properties.  In the event of  damage to the  Properties  by fire or any other  casualty  insured under  Transferor's  policies,  Transferor shall promptly notify Empire and this
Agreement.  Transferor  shall pay or assign to Empire at the  Closing all monies received or receivable  from the insurance  companies which wrote such policies, in each  case,  with  respect to the  Properties  and all  claims  against  such insurance companies as a result of the losses covered by such policies and shall pay to  Empire  at the  Closing  the cost of  repairing  any  uncovered  damage, including any deductible under such policies.

            Section 5.14 CHANGES IN REPRESENTATIONS AND WARRANTIES. At all times prior to the Closing,  each party shall notify the other of any material change, modification or  qualification  to such party's  representations  and warranties contained in this Agreement,  PROVIDED,  however,  that the delivery of any such notice  pursuant  to  this  Section  5.14  shall  not  cure  any  breach  of any representation or warranty, the failure to comply with any covenant, the failure to meet any  condition  or  otherwise  limit or affect  the  remedies  available hereunder to the party receiving such notice.

            Section 5.15 ADDITIONAL AGREEMENTS. Transferor and Empire each agree to execute and deliver at Closing (a) the Registration  Rights Agreement,  (b) a
mutually acceptable,  non-exclusive  easement agreement with respect to the Golf
Courses,  providing  for the use of the Golf  Courses  by  residents  (including guests) of the Retained Property and Empire's hotel/casino guests and the mutual sharing (on an equal  basis  between the  parties)  of  capital,  operating  and maintenance  costs as well as usage  rights  (including  tee times) for the Golf
Courses by Empire and  Transferor and on  substantially  such other terms as are set forth in the term  sheet  attached  hereto as  EXHIBIT H (the  "GOLF  COURSE
AGREEMENT"),  (c) a reciprocal  easement  agreement  ("REA") with respect to the
Properties and the Retained Property providing for reasonable ingress and egress along the best route to the extent  reasonable and to and from such  properties, reasonable  shared use of utilities  servicing  such  properties,  the equitable sharing of certain costs and expenses  applicable to such properties,  and other commercially  reasonable and customary  terms and  conditions  provided that the same may not materially  impair the development,  use or value of the Properties or the  Retained  Property,  all as  substantially  set forth in the term  sheet attached hereto as EXHIBIT I and (d) an agreement  between  Transferor and Newco with respect to (i) the  allocation of sewer  capacity  first as required by the
Concord Hotel Site (but not to exceed 1 million gallons of sewer capacity), then to the Retained Property and finally,  if any capacity  remains,  to the Concord
Owned  Property  and (ii)  Transferor's  obligation  not to act in a manner that would  materially  impair or prevent  adequate  water capacity that is otherwise available from being made available to the Concord Hotel Site (collectively, the
"ADDITIONAL   AGREEMENTS").   The  parties  hereby  agree  to  use  commercially

                                       38

reasonable  efforts  to  prepare or cause  their  respective  counsel to prepare initial drafts of the  Additional  Agreements and to negotiate and execute final versions of the same as soon as is practicable after the date hereof.

            Section 5.16 GOLF COURSES AND ADDITIONAL PROPERTY.

            (a) The parties hereby confirm and agree that the Retained  Property will not be conveyed by Transferor to Newco in connection with this transaction, and that Transferor  (including its successors or assigns) shall, subject to the
Restrictive Covenant,  have the exclusive right to develop,  operate,  maintain, lease or transfer the Retained Property or any portion thereof.

            (b) As used in this Section 5.16, the term "Golf Courses" shall mean the Golf Courses  themselves,  plus the property  within a 100 foot setback line from the external  perimeter  boundaries  of the golf course  fairways (and such additional  land as may be required to be  included  in the Golf  Courses  under applicable  zoning law or land use  requirements,  and (ii) the term "Additional
Property"  shall mean that  certain  unsubdivided  property  that is part of the
Concord  Property  and is  outside of such  setback  area and shown on EXHIBIT B hereto.  The  Additional  Property  shall in no event  include the clubhouse and maintenance, lodging and support facilities for the Golf Courses. The Additional
Property is intended by the  parties to be retained  and used by  Transferor  in connection with the Retained Property.

            (c) At the  Closing,  Newco shall (i) at Newco's  cost,  acquire fee title to the property leased under the Ground Lease pursuant to the exercise (by
Concord Associates,  as lessee) of the lessee's purchase option under the Ground
Lease,  with the purchase option price being paid at Closing by Newco as part of the Empire  Payment  Obligations,  and (ii) lease the  portion of such  acquired property  that is beyond 100 feet of the external  perimeter  boundaries  of the golf  course  fairways  shown on  EXHIBIT B (and,  if  applicable,  beyond  such additional  setback  areas as are  described  in clause  (b)  above) to  Concord
Associates  under a 99-year ground lease, for a ground rent equal to $1 per year
(net of any and all costs, losses,  expenses,  fees, liabilities and obligations including,  without  limitation,  taxes and  insurance  allocable to such ground leased  premises) and on other mutually  acceptable terms as are customary for a ground lease of such duration.  Notwithstanding the foregoing,  Newco may elect, upon written  notice given to Concord  Associates  at least 60 days prior to the
Closing,  not to acquire fee title to the Monster  Golf Course at the Closing in the  manner  described  in  the  preceding  sentence,  in  which  event  Concord
Associates  shall  retain the  leasehold  interest in the Ground Lease as of the
Closing Date,  and the Monster Golf Course shall be subleased (or otherwise made
available  to  Newco  pursuant  to  a  license  or  other  mutually   acceptable
arrangement)  at  Closing by Concord  Associates  to Newco (and the ground  rent under the Ground Lease and applicable costs, losses, expenses, fees, liabilities and  obligations  including,  without  limitation,  taxes and insurance would be borne by Newco pursuant to such sublease or other  arrangement);  provided that, notwithstanding anything in this paragraph to the contrary, usage, tee times and operational  and  maintenance  costs  applicable  to the Golf Courses  after the
Closing Date shall be governed by the Golf Course Agreement.

            (d) At the Closing, notwithstanding anything to the contrary herein,
Concord  Associates shall retain fee title to the International  Golf Course and shall  lease the  International  Golf  Course  (and a 100-foot  setback  area as described  above) to Newco pursuant to a 99-year ground lease, for a ground rent

                                       39

equal  to $1 per  year  (net of any  and  all  costs,  losses,  expenses,  fees, liabilities, obligations including, without limitation, taxes and insurance) and on other mutually  acceptable  terms as are customary for a ground lease of such duration.

            (e) The  Additional  Property and Golf Courses  shall be  subdivided from each other  pursuant to a  subdivision  process  that shall be initiated by
Concord  Associates  and that shall  commence on or about the earlier of (i) the date on which Newco has reasonably  determined that such  subdivision  would not adversely affect the ability to obtain the Requisite Approvals pertaining to the
Concord  Hotel  Site,  and  (ii) one (1)  year  after  the  Closing  Date.  Upon completion of such subdivision,  the necessary conveyances would be made between
Transferor and Newco such that Newco would own fee title to the Golf Courses and
Transferor  would  own fee title to the  Additional  Property,  and the  99-year ground  leases  referenced  above would be  terminated,  provided  that the Golf
Course  Agreement  shall  thereafter  remain in full force and effect.  If Newco shall not have acquired fee title to the land demised  under the Monster  Ground
Lease at Closing pursuant to the exercise of the lessee's  purchase option under the Ground  Lease,  then  Newco  shall do so prior to the  commencement  of such subdivision  process on the terms set forth in clause  (c)(i)  above,  including payment by Newco of the purchase  option price  thereunder as part of the Empire
Payment  Obligations,  PROVIDED  that  in no  event  shall  the  Empire  Payment
Obligations be in an amount in excess of $30,000,000.

            (f)  Concord  Associates  shall  initiate  and  shall  promptly  and diligently pursue such subdivision using  commercially  reasonable efforts as of the  commencement  date indicated in clause (e) above,  and shall pay all of the costs and expenses, fees and charges (in each case, direct and indirect) of such subdivision  (other than the  purchase  option  price  under the Monster  Ground
Lease, which shall be paid by Newco as part of the Empire Payment  Obligations), and Newco shall fully cooperate with Concord  Associates in connection with such subdivision (at no cost or expense to it).

            (g) Any "open space rights" relating to the Golf Courses may be used by Concord Associates in connection with the Retained Property,  and Newco shall execute any documents or instruments  reasonably  required by Concord Associates in form and substance reasonably acceptable to Newco to evidence the foregoing.

            (h) Any conveyance by Newco or Concord Associates to the other party pursuant  to  the  subdivision  described  above  shall  be  for  no  additional consideration and shall be free and clear of all material Liens other than those applicable  to such  property as of the Closing and those  imposed in connection with the subdivision. Anything to the contrary contained herein notwithstanding, to the extent required to comply with applicable Legal Requirements  (including, without limitation, zoning and land use laws, rules, regulations, ordinances and variances),  the  parties  hereby  agree to  cooperate  with  each  other  using commercially reasonable efforts, good faith and fair dealing to redefine the lot lines of the Retained Property (including the Additional  Property) and the Golf
Courses and  effectuate  such  conveyances of property by a deed or otherwise as may  be  necessary  as a  result  of  such  redefinition  done  to  conform  the configuration of the lot lines of the Concord Property and the Retained Property to all applicable Legal Requirements,  PROVIDED,  however that such redefinition shall not cause a Material Adverse Effect on the Contemplated  Business of Newco
or Concord Associates.

                                       40

            (i) The provisions of this SECTION 5.16 shall survive the Closing.

            Section 5.17 NEWCO  OPERATIONS ON THE CONCORD OWNED PROPERTY.  Newco
shall not use,  manage,  operate or develop  any  portion of the  Concord  Owned
Property (other than the Concord Hotel Site) in any manner that would materially impair or interfere with (a) the  development  and/or  construction  of a Resort
Facility  on the  Concord  Hotel  Site or the  governmental  approvals  relating thereto,  or (b) the currently pending approvals on the Retained  Property.  The foregoing  shall be  incorporated  in a  restriction  in the deeds  delivered by
Transferor at Closing  conveying the Concord Owned  Property to Newco,  and such restrictions  shall run with the land and shall be binding  upon the  successors and assigns of Newco.  The  provisions  of this Section  5.17 shall  survive the
Closing.

            Section 5.18  EMPLOYMENT  OF EMPLOYEES.  At the Closing,  Newco will offer  employment to the Transferred  Employees on then current terms,  provided that (i) such terms are customary and commercially  reasonable,  (ii) such terms are  consistent in the aggregate  with the benefits set forth on Section 3.22 of the Transferor  Disclosure  Schedule.  Notwithstanding  the  foregoing,  nothing herein shall be deemed to (a) require  Newco to provide any specific  benefit to any  Transferred  Employee for any period of time  following  the Closing or (b)
create an employment contract with any Transferred Employee.

            Section 5.19 TAX-FREE  QUALIFICATION.  Newco,  Empire and Transferor
shall each use commercially reasonable efforts to cause the Merger to qualify as a  "reorganization"  within the meaning of Section  368(a) of the Code,  and the
Merger  and the  Contribution,  taken  together,  to  qualify  as a  transaction described in Section 351 of the Code.  Newco,  Empire and Transferor  shall each use its  commercially  reasonable  efforts  not to take any  action  that  would prevent or impede the Merger from  qualifying as a  "reorganization"  within the meaning of Section 368(a) of the Code or the Merger and the Contribution,  taken together,  from qualifying as an exchange  described in Section 351 of the Code.
On any Tax Return that includes the transactions contemplated by this Agreement,
Newco, Empire and Transferor shall report the Merger and the Contribution, taken together,  for all Tax  purposes as an exchange  described in Section 351 of the
Code. Transferor is responsible for, and shall indemnify and hold harmless Newco and Empire from and against any state and local transfer,  conveyance or similar non-income  Taxes  imposed  on  Newco  or  Empire  arising  as a  result  of the conveyance  of the  Properties  and  the  Merger.  Each  of  Newco,  Empire  and
Transferor  shall promptly  notify the others in the event of any Tax proceeding relating to the Merger or the Contribution  and shall not settle,  compromise or abandon any such Tax  proceeding  without the consent of the other parties (such consent not to be unreasonably withheld, conditioned or delayed). The provisions of this SECTION 5.19 shall survive the Closing.

            Section 5.20  CONFIDENTIALITY;  RELEASE OF INFORMATION.  The parties confirm that they have entered into the Confidentiality  Agreement, the terms of which shall remain in full force and effect.

            Section 5.21 TAX REPRESENTATIONS.  Each of Newco, Empire, Merger Sub
and Transferor shall deliver to counsel to Empire and counsel to Transferor, for the purpose of their rendering the tax opinions described in SECTIONS 7.1(h) and
7.2(h) of this Agreement, customary representations contained in certificates of

                                       41

Newco, Empire,  Merger Sub and Transferor,  executed and dated as of the Closing
Date,  substantially  in the  form of  EXHIBIT  J,  hereto  (allowing  for  such amendments  to the  representation  letters as counsel to Empire or  Transferor, respectively, deems reasonably necessary).

            Section 5.22 REQUISITE APPROVALS. The parties hereby acknowledge and agree that certain approvals are necessary in order to pursue the development of a Class III indian  gaming  facility at the Concord  Owned  Property  and at the
Monticello Property. Such approvals include:

            (1) (x) the execution of a definitive  binding agreement between the
            Seneca  Cayuga  Nation  and  the  State  of New  York  settling  all outstanding  land claims in the State of New York  (which  agreement has all requisite  United States approvals (from Congress and/or the
            Department of the Interior)), (y) the execution of a binding compact between the Seneca  Cayuga  Nation and the  governor of the State of
            New York,  which Compact has been approved by the  Department of the
            Interior of the United  States  (and which does not require  further legislative  approval by the  legislature  of the State of New York)
            and (z) all requisite United States approvals  (either from Congress and/or the  Department  of Interior) to take land into trust for the benefit of the Seneca  Cayuga  Nation (and the  consummation  of the transfer  to such  trust) for the  purpose of  operating a Class III
            Resort  Facility,  which  land into trust  would be from  either the
            Monticello  Property or a Concord  Property,  and any other  federal approvals  required  to own or operate a Class III Resort  Facility, with all such  agreements  and approvals  described in the preceding
            clauses   (x),   (y),  and  (z)  being  in  full  force  and  effect
            (collectively  (x),  (y)  and  (z),  the  "REQUISITE  SENECA  CAYUGA
            APPROVALS"); and

            (2) (a) the execution of a definitive  binding agreement between the
            Cayuga  Nation and the State of New York  settling  all  outstanding land  claims  in the  State of New  York  (which  agreement  has all
            requisite   United  States   approvals  (from  Congress  and/or  the
            Department of the Interior)), (b) the execution of a binding Compact between  the  Cayuga  Nation  and the  governor  of New York,  which
            Compact has been  approved by the  Department of the Interior of the
            United  States  (and  which  does not  require  further  legislative approval  by the  legislature  of the State of New York) and (c) all requisite United States  approvals  (either from Congress and/or the
            Department  of  Interior) to take land into trust for the benefit of the Cayuga  Nation  (and the  consummation  of the  transfer to such trust) for the  purpose of  operating  a Class III Resort  Facility, which land into trust would be from either the  Monticello  Property or a Concord  Property and any other federal  approvals  required to own or operate a Class III Resort Facility, with all such agreements and approvals  described in the preceding  clauses (a), (b), and (c)
            being in full force and effect  (collectively  (a), (b) and (c), the
            "REQUISITE  CAYUGA  APPROVALS",  and  each of the  Requisite  Cayuga
            Approvals and the Requisite Seneca Cayuga  Approvals,  individually, the "REQUISITE APPROVALS").

                                       42

Empire shall  continue to use all  reasonable  commercial  efforts to diligently pursue the Requisite Approvals during the term of this Agreement.

            Section 5.23 REFINANCING COOPERATION; SATISFACTION OF EMPIRE PAYMENT
OBLIGATIONS.  Notwithstanding  anything to the contrary set forth herein, in the event that Transferor cannot deliver any of the Lender Consents at Closing,  the parties hereby agree to cooperate,  using commercially  reasonable  efforts,  to obtain  replacement  financing for any Mortgage Loan for which a Lender  Consent cannot  be  obtained,  which  replacement  financing  shall be on  substantially similar terms and conditions (or terms and  conditions  otherwise  acceptable to
Empire)  as such  Mortgage  Loan and with a lender  reasonably  satisfactory  to
Empire (it being understood and agreed that Bank of Scotland and Bank of America shall be deemed  satisfactory).  If,  notwithstanding  anything to the  contrary herein,  a Lender  Consent shall not have been obtained with respect to any such mortgage loan and any such refinancing  cannot be closed as of the Closing Date, then Newco shall repay and satisfy such mortgage  loan at the Closing,  provided that in no event shall the Empire  Payment  Obligations  assumed or satisfied by
Newco at Closing exceed $30 million in the aggregate.

            Section  5.24  HSR  ACT;  CERTAIN   REGISTRATION  RIGHTS.  (a)  Each
Transferor and each  shareholder of Empire  required  pursuant to the HSR Act to make a  premerger  filing and report  thereunder,  shall do so,  provided,  that
Transferor  shall  pay  all  costs,  fees  and  expenses   (including,   without
limitation,  filing fees and attorneys'  fees)  incurred in connection  with the preparation  of  (i)  Transferor's  filings,  and  (ii)  any  such  filing  by a shareholder of Empire,  up to an aggregate amount equal to $200,000 with respect to filings  required by Empire's  shareholders  (with Empire to pay any costs of such filings in excess of $200,000).

            (b) Empire  shall  provide  registration  rights with respect to any shares of Empire  purchased  by  Transferor  pursuant  to the  Voting  Agreement
Amendment,  which registration rights shall be on the terms set forth on EXHIBIT
A. The  terms  of this  Section  5.24(b)  shall  survive  the  Closing  or prior termination of this Agreement.

                                  ARTICLE VI.
                         EVIDENCE AND CONDITION OF TITLE

            Section 6.1 EVIDENCE AND CONDITION OF TITLE. At Closing,  Transferor
shall convey (a)(i) good and valid fee title to the Owned Property and (ii) good and valid fee and leasehold or  subleasehold  title,  as the case may be, to the
Golf  Courses,  in each case free and clear of all Liens  other  than  Permitted
Exceptions and (b) title to the Personalty  shall be good and  marketable,  free and clear of all Liens other than Permitted Exceptions.

            Section 6.2 PRELIMINARY  EVIDENCE OF TITLE.  Within  forty-five (45)
days following the date hereof, Empire shall use commercially reasonable efforts to obtain each of the following  (and shall provide to Transferor a copy thereof promptly after Empire's receipt thereof):

            (a) with respect to the Properties, title insurance commitments (the
      "TITLE  COMMITMENTS")  for ALTA  Form B  (1992)  Owner's  Title  Insurance
      Policies  proposing to insure Newco (or its permitted  designee) a fee and

                                       43

      leasehold  interest in and to the Properties,  issued by Fidelity National
      Title  Insurance  Company  of New York  (referred  to herein as the "TITLE
      COMPANY"); and

            (b) an updated "as built" ALTA/ACSM survey plats (collectively,  the
      "SURVEYS")  of the  Properties,  prepared by a surveyor  registered in New
      York State  showing,  to the extent  applicable  all  easements of record, parking spaces (including a count thereof),  curb cuts, setback reductions of record,  flood  zone  designations  and such other  items as Empire may reasonably request.

            Section  6.3  TITLE  DEFECTS.  If any  Title  Commitment  or  Survey
discloses any (i) mortgages,  deeds of trust,  financing statements,  judgments, mechanic's  liens,  materialmen's  liens,  tax liens, or similar monetary liens, other than those listed on Schedule 6.6 hereto,  or (ii) other title  exceptions or defects that materially and adversely affect the  Contemplated  Business of a
Property or can be cured or removed by the payment of a liquidated  sum of money
(not to exceed  $5,000,000)  (collectively,  "MATERIAL TITLE  DEFECTS"),  Empire shall notify Transferor in writing of such Material Title Defect within ten (10)
business  days after  Empire's  receipt of a Title  Commitment  and Survey for a
Property (the "TITLE REVIEW  PERIOD"),  and Transferor  shall have ten (10) days from the receipt of Empire's notice  ("TRANSFEROR'S TITLE CURE ELECTION PERIOD")
to elect  whether to have the  Material  Title Defect  removed or cured,  to the reasonable  satisfaction of Empire.  In the event  Transferor fails to make such election,  Transferor  shall be deemed to have  elected not to cure the Material
Title Defects.  In the event Transferor elects,  within  Transferor's Title Cure
Election Period, not to remove or cure such Material Title Defect,  Empire shall have the option, within ten (10) days after the expiration of Transferor's Title
Cure Election Period, to either (i) waive such Material Title Defect and proceed to Closing for the Properties in accordance with this  Agreement,  or (ii) elect not to acquire the Properties and terminate this  Agreement.  If Empire fails to so elect,  Empire shall be deemed to waive the Material  Title  Defects.  In the event Transferor  elects,  within  Transferor's  Title Cure Election Period,  to remove or cure such  Material  Title Defect,  Transferor  shall be entitled to a period ending on the later of (1) 45 days after the  expiration of  Transferor's
Title Cure Election Period,  or (2) the 10 days prior to Closing Date, to remove or cure such Material Title Defect, upon which removal or cure the parties shall proceed to Closing in accordance with this Agreement. Such cure or removal shall be a  condition  to  Empire's  obligation  to  proceed  to  Closing.  Any liens, encumbrances,  title  defects or other title  exceptions  disclosed in any Title
Commitment or Survey and which do not constitute Material Title Defects (and any
Material  Title Defects  which Empire  elects to waive  pursuant to this SECTION
6.3), shall be deemed to be Permitted Exceptions. Notwithstanding the foregoing,
Transferor  shall cause to be removed and  discharged  of record  (including  by bonding) prior to Closing (i) any Lien encumbering the Properties securing money borrowed by Transferor or removable by the payment of a liquidated monetary sum, other than the Empire Payment Obligations,  (ii) any judgment lien or other lien securing a liquidated  sum,  provided that  Transferor  shall not be required to remove or  discharge  at Closing any  judgment  liens or other liens  (excluding judgment liens relating to non-appealable  judgments) encumbering the Properties and described in this clause (ii) if the aggregate  amount of such Liens exceeds
$5,000,000,  and if Transferor so elects not to remove and discharge  such Liens at Closing pursuant to this proviso,  then Empire shall have the same rights (as set forth in the second  sentence of this  SECTION 6.3) as if  Transferor  shall

                                       44

have elected not to cure a Material Title Defect.  Such cure or removal shall be a condition to Empire's obligation to proceed to Closing.

            Section 6.4 MATERIAL  TITLE  DEFECTS AND NEW MATERIAL  TITLE DEFECTS
PRIOR TO CLOSING.  If Transferor  agrees to cure any Material  Title Defects and such Material  Title  Defects  remain  uncured at the Closing,  or if additional
Material  Title  Defects  exist  at the  time of the  Closing  (such  additional defects,  "NEW MATERIAL TITLE  DEFECT(S)")  which Transferor elects not to cure, then Empire  shall  either (i) take such title as  Transferor  may give,  with a payment  of a sum of money  by  Transferor  in an  amount  necessary  to cure or correct the New  Material  Title  Defects  (as  reasonably  determined  by Title
Company),  if the same constitute monetary liens in an ascertainable  amount, or
(ii) if the Material Title Defect is not a New Material Title Defect,  terminate this Agreement,  whereupon the rights and  liabilities of the parties  hereunder likewise  shall  terminate,  except those that survive any  termination  of this
Agreement.  With respect to New Material Title Defects,  if Transferor elects to cure such New Material  Title  Defects and so notifies  Empire  within three (3)
business  days after  Transferor's  receipt of the notice that New Title Defects exist, then Transferor shall have an additional reasonable period, not to exceed thirty (30) days, to cure such New Material Title Defects and, accordingly,  may adjourn the Closing Date by such period.  Notwithstanding the foregoing,  if the total  payments of monetary  sums, as determined by the Title Company under this
Section 6.4, exceed $5,000,000,  Transferor may elect (within five business days of learning of such  determination)  to terminate this  Agreement.  In the event that  Transferor  elects to  terminate  this  Agreement in  accordance  with the preceding  sentence,  upon  notification of such election to Empire,  Empire may elect,  within 5  business  days  after the  receipt  thereof,  not to have this
Agreement  terminated and to require Transferor to provide Empire with a payment of a sum of money by  Transferor  in the amount of  $5,000,000  and Empire shall accept title to the  Properties  subject to such New Material  Title  Defects or
Material Title Defects.  If Transferor is unable to cure such New Material Title
Defects by the extended  Closing Date, then Empire and Transferor shall have the same rights as they would have had under this  Section  6.4 with  respect to the original Closing Date.

            Section  6.5  VOLUNTARY   TITLE   DEFECTS.   Transferor   shall  not
voluntarily and intentionally transfer, encumber or grant a security interest in the  Properties  or  any  part  thereof  during  the  term  of  this  Agreement.
Notwithstanding anything to the contrary contained herein, Transferor shall cure any New Material  Title Defects not otherwise  agreed to by Empire,  at the sole cost and expense of Transferor, caused by Transferor's voluntary and intentional acts, which New Material Title Defects occur during the term of this Agreement.

            Section 6.6 PERMITTED  EXCEPTIONS.  As used in this  Agreement,  the term  "PERMITTED  EXCEPTIONS"  shall  mean the  following  (none of which  shall constitute Material Title Defects hereunder):

            (a) those title matters listed on SCHEDULE 6.6 hereto;

            (b) the  matters  deemed  to be  Permitted  Exceptions  pursuant  to
      Section 6.3;

            (c)  the  REA  and  the  Golf  Course   Agreement   (to  the  extent
      applicable);

                                       45

            (d) any title exceptions or defects (A) over which the Title Company is  willing  to  insure  (without  additional  cost  to  Empire  or  where
      Transferor  pays such cost for Empire's  account),  (B) against  which the
      Title  Company  is  willing  to  provide  affirmative  insurance  (without additional cost to Empire or where  Transferor pays such cost for Empire's account)  (provided  that any insurance by the Title  Company  pursuant to clauses  (A)  and (B)  shall  be in a form  acceptable  to  Empire  in its reasonable  discretion),  (C) which will be extinguished upon the Closing, or (D) which are the  responsibility of the Ground Lessor under the Ground
      Lease to cure, correct or remove and which will not result in a forfeiture of the  lessee's  interest  under the Ground  Lease or a Material  Adverse
      Effect on the Leasehold Property;

            (e)  Real  property  Taxes  which  are a lien  but  not  yet due and payable;

            (f) Any Legal  Requirements  affecting  the  Properties,  including, without  limitation,  those relating to zoning and land use,  provided the same do not result in a Material Adverse Effect;

            (g) any  installment  not due and payable as of the Closing  Date of assessments  imposed after the date hereof and affecting the Properties or any portion thereof;

            (h) any public or quasi-public utility company rights, easements and franchises for electricity,  water, steam, gas, telephone or other service or right to use and maintain poles, lines, wires, cables, pipes, boxes and other  fixtures and facilities  in, over,  under and upon the  Properties, provided the same do not,  individually  or in the aggregate,  result in a
      Material Adverse Effect; and

            (i) any other  easements,  rights of way,  declarations,  covenants, restrictions,  encumbrances and other title matters,  provided the same do not,  individually  or in the  aggregate,  result  in a  Material  Adverse
      Effect.

                                  ARTICLE VII.
                              CONDITIONS PRECEDENT

            Section 7.1 CONDITIONS TO EMPIRE'S  OBLIGATIONS.  The obligations of
Empire,  Newco and Merger Sub to consummate the Transactions shall be subject to the  satisfaction  or waiver by Empire on or prior to the Closing Date of all of the following conditions:

            (a) The  conveyance of the Properties to Empire and the issuance and delivery  of  the  Transferor  Shares  shall  have  been  approved  by the shareholders of Empire in accordance with all applicable federal and state
      Laws;

            (b) (i) The representations  and warranties of Transferor  contained in Sections  3.1,  3.3,  and 3.18 shall be true and correct as of the date hereof  and as of the  Closing  as  though  made on and as of the  Closing
      (except that those  representations  and warranties  which address matters only as of a  particular  date  need only be true and  correct  as of such date),  and (ii) all other  representations  and  warranties of Transferor contained in this Agreement and in the Additional  Agreements,  and in any
      certificate or other writing  delivered by Transferor  pursuant hereto, in

                                       46

      each case disregarding and without giving any effect to all qualifications and  exceptions  contained  herein and therein  relating to materiality or
      Material Adverse Effect or any similar standard or qualification, shall be true and  correct as of the date  hereof  and as of the  Closing as though made on and as of the  Closing  (except  that  those  representations  and warranties which address matters only as of a particular date need only be
      true  and  correct  as  of  such  date),   except  where  the  untruth  or
      incorrectness of such  representations and warranties,  individually or in the aggregate, have not had and would not reasonably be expected to have a
      Material  Adverse Effect.  Empire shall have received a certificate of the
      Chief Executive  Officer or Chief Financial  Officer of Transferor to that effect.

            (c) The Properties shall be conveyed to Empire and shall be free and clear of any Liens other than Permitted Exceptions;

            (d) No decision, order or similar ruling shall have been issued (and remain in effect)  restraining or enjoining the Transactions or any of the other transactions contemplated hereby;

            (e)  Any  internal,  third  party,  court  or HSR Act  approvals  or consents  required with respect to Empire and set forth on SCHEDULE 7.1(e)
      attached hereto shall have been obtained;

            (f) There  shall  have been no  material  adverse  change to (x) the properties, assets, business, prospects or financial or other condition of the Properties (or Transferor to the extent  relevant to the  transactions contemplated,  including  obtaining  gaming  licenses  and gaming  related approvals from governmental authorities), or (y) the ability of Transferor to consummate  the  transactions  described  herein,  from the date hereof through the Closing Date, which  determination shall be based upon (in the case of clause  (x)  above)  the  purposes  for which  Empire  intends  to develop,  operate,  use and maintain the Properties after the Closing (and not the current use or operation of the Properties);

            (g) Transferor  shall have performed (i) all of its  obligations and covenants under Section 5.2 of this  Agreement,  and (ii) all of its other obligations  and covenants  under this Agreement  except,  with respect to clause (ii), those the failure of which to be performed shall not have had or be reasonably likely to have a Material Adverse Effect.

            (h) Empire  shall have  received an opinion of Latham & Watkins LLP, in form and substance reasonably satisfactory to Empire, dated the date of the  Effective  Time,  substantially  to the effect that,  on the basis of facts, representations and assumptions set forth in such opinion, for U.S.
      federal  income tax  purposes,  either (i) the  Merger  will  qualify as a reorganization  within the  meaning of Section  368(a) of the Code or (ii)
      the  Merger and the  Contribution,  taken  together,  will be treated as a transfer of property to Newco qualifying under Section 351 of the Code. In rendering  such  opinion,  Latham & Watkins  LLP may receive and rely upon representations contained in certificates of Empire, Newco, Merger Sub and
      Transferor and described in Section 5.21 of this Agreement to be delivered

                                       47

      on the Closing Date.  Notwithstanding  the foregoing,  if Latham & Watkins
      LLP is unable to deliver the opinion  referred to in this Section  7.1(h), the parties shall revise the structure of the transactions contemplated by this  Agreement to a transfer by Transferor of the Properties to Empire in exchange  for Empire  shares and the  Merger  shall not occur.  In such an event,  (i) the percentage  ownership of Transferor in Empire shall be the same as it would have been in Newco  immediately  after the Effective Time under this  Agreement,  (ii) all references to Transferor  Shares shall be deemed to be references to shares of Empire,  (iii) Empire shall assume or otherwise  satisfy the Empire  Payment  Obligations,  (iv) this  agreement shall be  automatically  amended  by the  parties as  appropriate  to give effect  to the  revised  structure  on  substantially  similar  terms  and
      conditions  and  with  the  applicable   representations   and  warranties
      contained herein and (vi) each party shall execute a written  amendment to this  Agreement  as necessary  to reflect the  foregoing  and to otherwise effect the substance of the  transaction  as set forth in this  Agreement.
      Any  restructuring  and closing of this transaction in accordance with the two preceding sentences shall be deemed to satisfy the condition set forth in this Section  7.1(h).  The condition  set forth in this Section  7.1(h)
      shall not be waivable  after receipt of the Empire  Requisite  Vote unless further stockholder approval is obtained with appropriate disclosure.

            (i) Transferor  shall have made all necessary  filings under the HSR
      Act and any  applicable  waiting  periods,  together  with any  extensions thereof,  under the HSR Act and the antitrust or  competition  laws of any other applicable jurisdiction shall have expired or been terminated.

            (j)  Transferor  shall have  executed  and  delivered at Closing the documents,  instruments  agreements  set  forth  in  SECTION  8.2  hereof.

            Section 7.2  CONDITIONS  TO  TRANSFEROR'S  OBLIGATION.  Transferor's
obligation to consummate the  Transactions  shall be subject to the satisfaction or waiver by  Transferor on or prior to the Closing Date of all of the following conditions:

            (a) The  conveyance of the Properties to Empire and the issuance and delivery  of  the  Transferor  Shares  shall  have  been  approved  by the shareholders of Empire in accordance with all applicable federal and state
      Laws;

            (b) The Transferor Shares shall be issued to Transferor and shall be free and clear of all Liens,  and Newco  shall have  assumed or  otherwise satisfied  the  Empire  Payment  Obligations  at Closing in the manner set forth herein;

            (c) (i) The  representations  and warranties of Empire  contained in
      Sections  4.1,  4.2, 4.3, 4.4 and 4.15 shall be true and correct as of the date  hereof and as of the Closing as though made on and as of the Closing
      (except that those  representations  and warranties  which address matters only as of a  particular  date  need only be true and  correct  as of such date),  and  (ii) all  other  representations  and  warranties  of  Empire contained in this Agreement and in the Additional  Agreements,  and in any
      certificate or other writing  delivered by Empire pursuant hereto, in each case disregarding and without giving any effect to all  qualifications and exceptions  contained  herein  and  therein  relating  to  materiality  or

                                       48

      Material Adverse Effect or any similar standard or qualification, shall be true and  correct as of the date  hereof  and as of the  Closing as though made on and as of the  Closing  (except  that  those  representations  and warranties which address matters only as of a particular date need only be
      true  and  correct  as  of  such  date),   except  where  the  untruth  or
      incorrectness of such  representations and warranties,  individually or in the aggregate, have not had and would not reasonably be expected to have a
      Material  Adverse Effect.  Transferor shall have received a certificate of the Chief Executive  Officer or Chief Financial  Officer of Empire to that effect.

            (d) No decision, order or similar ruling shall have been issued (and remain in effect)  restraining or enjoining the  Transactions or the other transactions contemplated hereby;

            (e) There  shall  have been no  material  adverse  change to (x) the properties,  assets, business, prospects,  financial or other condition of
      Empire,  or (y) the  ability  of Empire  to  consummate  the  transactions described  herein,  from the date hereof  through the Closing Date,  which determination  shall be  based  upon (in the  case of  clause  (x)  above)
      Empire's  Contemplated  Business after receipt of the Requisite  Approvals
      (and not the current properties, assets, business, prospects, or financial or other condition of Empire);

            (f)  Any  internal,  third  party,  court  or HSR Act  approvals  or consents  required  with respect to  Transferor  and set forth on SCHEDULE
      7.2(f) hereto shall have been obtained;

            (g)  Empire  shall have  performed  (i) all of its  obligations  and covenants  under  Section 5.1 of this  Agreement and (ii) all of its other obligations and covenants under this Agreement and the Empire Shareholders shall have performed all of their  obligations under the Voting Agreement, except,  with  respect to clause  (ii),  those the  failure of which to be performed shall not have a Material Adverse Effect; and

            (h) Transferor  shall have received an opinion of Wachtell,  Lipton,
      Rosen & Katz, in form and substance reasonably satisfactory to Transferor, dated the date of the Effective Time, substantially to the effect that, on the  basis of facts,  representations  and  assumptions  set forth in such opinion,  for  U.S.  federal  income  tax  purposes,  the  Merger  and the
      Contribution, taken together, will be treated as a transfer of property to
      Newco qualifying under Section 351 of the Code. In rendering such opinion,
      Wachtell,  Lipton,  Rosen & Katz may receive and rely upon representations contained in certificates of Newco, Empire,  Merger Sub and Transferor and
      described in Section 5.21 of this Agreement to be delivered on the Closing
      Date.  Notwithstanding the foregoing, if Wachtell, Lipton, Rosen & Katz is unable to deliver the  opinion  referred to in this  Section  7.2(h),  the parties shall revise the  structure of the  transactions  contemplated  by this  Agreement to a transfer by Transferor of the Properties to Empire in exchange  for Empire  shares and the  Merger  shall not occur.  In such an event,  (i) the percentage  ownership of Transferor in Empire shall be the same as it would have been in Newco  immediately  after the Effective Time under this Agreement, (ii) all references to Transferor Shares shall be to

                                       49

      deemed to be references to shares of Empire,  (iii) Empire shall assume or otherwise  satisfy the Empire  Payment  Obligations,  (iv) this  agreement shall be  automatically  amended  by the  parties as  appropriate  to give effect  to the  revised  structure  on  substantially  similar  terms  and
      conditions  and  with  the  applicable   representations   and  warranties
      contained herein and (vi) each party shall execute a written  amendment to this  Agreement  as necessary  to reflect the  foregoing  and to otherwise effect the substance of the  transaction  as set forth in this  Agreement.
      Any  restructuring  and closing of this transaction in accordance with the two preceding sentences shall be deemed to satisfy the condition set forth in this Section 7.2(h).

            (i)  Newco  shall  have  executed  and   delivered  the   documents,
      instruments and agreements set forth in SECTION 8.1 hereof.

            (j) Catskill  Development,  L.L.C.,  Morad Tahbaz and Robert  Berman
      each shall have  conveyed to Empire all right,  title and  interest in any material assets, income,  revenues, fees and rights related to gaming, the
      Monticello  Property or any agreements  with the Cayuga Nation of New York or other  indian  tribes or nations and  retained in  connection  with the restructuring transaction that closed on January 12, 2004.

            (k) Any  shareholder  of Empire  required  under the HSR Act to file thereunder  shall have  completed  such filing  (subject  to  Transferor's payment of all costs, fees and expenses  (including,  without  limitation,
      filing  fees  and  attorneys'   fees)  incurred  in  connection  with  the
      preparation of such filing,  up to an aggregate amount for all such Empire shareholders  equal to  $200,000  (with  Empire  to pay any  costs of such filings  in excess  of  $200,000))  and any  applicable  waiting  periods, together with any extensions thereof,  under the HSR Act and the antitrust or  competition  laws of any  other  applicable  jurisdiction  shall  have expired or been terminated.

                                 ARTICLE VIII.
                               CLOSING DELIVERIES

            Section 8.1  DELIVERIES  BY EMPIRE,  NEWCO AND/OR MERGER SUB. At the
Closing,  Empire,  Newco and/or  Merger Sub (as  applicable)  shall  execute and deliver to Transferor:

            (a) A  certificate  for the  Transferor  Shares as  provided  for in
      Section 2.13.

            (b)  Certificates  from  appropriate  officers of Empire,  Newco and
      Merger Sub respecting authority, incumbency and similar matters.

            (c)  A  99  year  ground  lease  between  Newco  and  Transferor  in accordance with the terms of Section 5.16(c) or (d), if applicable.

            (d) An assignment  and  assumption of the Service  Contracts and the equipment  leases set forth in Section  3.7 of the  Transferor  Disclosure
      Schedule ("EQUIPMENT LEASES"), duly executed by Newco.

                                       50

            (e) The Registration  Rights  Agreement,  the Golf Course Agreement,
      the REA and the Trade  Name  License  Agreement,  each duly  executed  and acknowledged by Newco and/or Empire, as applicable.

            (f) The Assumption  Agreement  and/or any documents,  instruments or agreements  required  to  comply  with or  otherwise  satisfy  Newco's  or
      Empire's  obligations  under Section 5.23 hereof all in form and substance reasonably  satisfactory  to Newco  or  Empire,  as the case may be,  with respect to the Empire Payment Obligations, duly executed by Newco.

            (g) Any additional  documentation  reasonably required by the Lender from Empire and/or Newco to effectuate  the  assignment  and assumption of such Empire Payment Obligations by Transferor to Newco, and the release of
      Transferor  and any of its  Affiliates  with respect to any Empire Payment
      Obligations   or  any   guaranties   relating   thereto,   provided   such
      documentation is reasonably  acceptable to Empire (it being understood and agreed that neither Empire's nor Newco's officers, directors, shareholders or  Affiliates  (other  than Newco as a  stockholder  of  Empire)  will be expected to provide personal guaranties of any nature).

            (h) A certificate from appropriate officers of Newco with respect to the matters described in Section 7.1(b).

            (i) An  assignment  and  assumption  with  respect  to  the  matters described in Section 7.2(j).

            (j) Any other  documentation  that  reasonably  may be  required  to satisfy  the  conditions  precedent  set  forth  in  ARTICLE  VII of  this
      Agreement or that may be  reasonably  requested by Transferor as necessary to consummate the transaction  provided that any such documentation  would result in no additional exposure or liability to Empire or Newco.

            Section 8.2  DELIVERIES BY  TRANSFEROR.  At the Closing,  Transferor
shall execute (if applicable) and deliver to Newco:

            (a)  One  or  more   bargain  and  sale  deeds   without   covenants
      (collectively, the "DEEDS"), duly executed and acknowledged by Transferor, in  proper  form  for  recording  in  the  State  of  New  York  conveying
      Transferor's fee interests in the Properties to Newco.

            (b) One or more bills of sale without  warranty or recourse,  to any personal  property  owned by Transferor  and used in  connection  with the
      Properties on the date hereof duly executed by Transferor.

            (c) A bargain and sale deed (without  covenants)  from ground lessor under the Ground  Lease or a sublease or other  occupancy  agreement  from
      Transferor  to  Newco,  as  applicable,  in  accordance  with the terms of
      Section 5.16(c) hereof.

                                       51

            (d) A 99 year ground lease to Newco of the International Golf Course or such other ground lease as is required in accordance  with the terms of
      Section 5.16(c) or (d) hereof.

            (e) An estoppel  certificate from the ground lessor under the Ground
      Lease in form and substance reasonably  satisfactory to Empire (unless the purchase  option  under the  Ground  Lease  shall have been  exercised  at
      Closing as provided in Section 5.16(c)).

            (f) An assignment and assumption of all of Transferor's  interest in the service  contracts  management  agreements,  operating  agreements and maintenance  agreements  with respect to the Properties  assigned to Newco hereunder,  if  any,  (collectively,  the  "SERVICE  CONTRACTS")  and  the
      Equipment Leases duly executed by Transferor, together with the originals, to the extent in Transferor's possession or certified copies thereof.

            (g)  Such  customary   title   affidavits  as  Title  Company  shall
      reasonably require.

            (h) All keys,  security cards, passes and entrance codes to entrance doors to, and equipment and utility rooms located in the Properties and in the possession or control of Transferor.

            (i) A valid  assignment and assumption of the Leases,  together with those security  deposits held by Transferor  pursuant to the Leases,  duly executed by Transferor,  assigning to Empire all of Transferor's  interest in the Leases, together with the original executed Leases (or photocopies, certified by  Transferor as true and complete  where  originals are not in
      Transferor's  possession).  Empire shall execute such document to evidence its assumption of the same.

            (j) Certificates from appropriate officers of Transferor  respecting authority, incumbency and similar matters.

            (k) All certificates of occupancy for the Properties in Transferor's possession or other  evidence of occupancy in compliance  with  applicable laws, to the extent reasonably available to Transferor.

            (l) Letters executed by Transferor,  advising tenants of the sale of the  Properties  to Newco  and the  assumption  by  Newco of  Transferor's obligations under the Leases,  and directing that rents and other payments thereafter be sent to Newco or as Newco may direct.

            (m) Assignments of any assignable warranties and guaranties from any manufacturers  or  installers  of any  furniture,  fixtures  or  equipment installed  at  the  Properties  and  owned  by  Transferor,  all  permits,
      Licenses, plans and specifications,  utility agreements, any rights to use of the site plans, zoning and annexation approvals and amendments thereto, and any  guaranties or warranties  which  Transferor  may have received in connection with any work or services  performed or equipment  installed in the construction of the Properties, together with originals of same to the extent in Transferor's possession or certified copies of same.

                                       52

            (n) Notarized  copies of any real property  transfer,  real property conveyance  and/or  Deeds  transfer  Tax  forms  required  to be  filed in connection  with a  conveyance  of real  property in the State of New York
      (the "TAX  FORMS"),  accompanied  by a check  payable  either to the Title
      Company or to the order of the appropriate Tax receiver, in payment of the
      Tax due upon the transfer of the  Properties.  Newco agrees to sign and to cause  the  delivery  of such  Tax  Forms  and  such  Tax  payment  to the appropriate taxing authority with the Deeds promptly after Closing.

            (o)  Subject to Section  5.23  hereof,  the Lender  Consents  and an estoppel  certificate  from each Lender in form and  substance  reasonably satisfactory to Empire.

            (p) Subject to Section 5.23  hereof,  all  documentation  reasonably required by a Lender from  Transferor to  effectuate  the  assignment  and assumption of the Empire Payment Obligations by Transferor to Newco.

            (q) The Registration  Rights  Agreement,  the Golf Course Agreement,
      the REA and the Trade  Name  License  Agreement,  each duly  executed  and acknowledged by Transferor.

            (r) Any other  documentation  that  reasonably  may be  required  to satisfy  the  conditions  precedent  set  forth  in  Article  VII of  this
      Agreement  or that may be  reasonably  requested  by Newco as necessary to consummate  the  transaction  provided that any such  documentation  would result in no additional exposure or liability to Transferor.

            (s)  A   certificate   of   non-foreign   status  from   Transferor;
      substantially  in the form of sample  certification  set forth in Treasury
      Regulation   Section   1.1445-2(b)(2)(iv)(B);   provided,   that  if  such
      certificate  is not  delivered to Newco by  Transferor  at or prior to the
      Closing,  Newco may retain a portion of the  Transferor  Shares  otherwise required to be delivered to Transferor  pursuant to this  Agreement,  such portion not to exceed 20% of the Transferor Shares,  until Transferor pays to Newco any amounts  required to be withheld by Newco pursuant to Section
      1445 of the Code with respect to the Transferor Shares.

            (t) Transferor's certificate from appropriate officers of Transferor with respect to the matters described in Section 7.2(b).

            (u) A closing statement setting forth the prorations and credits and debits  regarding any payment of money on the Closing Date (which  closing statement shall also be executed by Newco).

            (v) The Restrictive Covenant in recordable form.

            Section  8.3  APPORTIONMENTS.  Transferor  shall be  entitled to all income  produced from the operation of the Properties  which is allocable to the period  prior to the  Closing  Date and shall be  responsible  for all  expenses allocable to that period.  Newco shall be entitled to all income and responsible for all expenses  allocable to the period beginning at 12:01 A.M. on the Closing

                                       53

Date. At the Closing,  all items of income and expense listed below with respect to the Properties shall be prorated in accordance with the foregoing  principles and  the  rules  for  the  specific  items  set  forth  hereafter  computed  and apportioned  between  Newco and  Transferor as of the Closing Date on a per diem and on a 365-day year basis, which agreement shall survive Closing:

            (a)  Real  property  Taxes  and  personal  property  Taxes  shall be prorated  based upon the period (i.e.,  calendar or other tax fiscal year)
      to which  same are  attributable,  regardless  of  whether or not any such
      Taxes  are then due and  payable  or are a Lien.  Transferor  shall pay at
      Closing (or Newco shall receive  payment of a sum of money for) any unpaid
      Taxes  attributable  to periods  prior to the Closing Date (whether or not then due and payable or a Lien as  aforesaid).  Transferor  shall  receive payment  of a sum of  money  for  any  previously  paid or  prepaid  Taxes attributable to periods from and after the Closing Date. In the event that as of the Closing Date,  the actual Tax bills for the tax year or years in question  are not  available  and the  amount of Taxes to be  prorated  as aforesaid  cannot  be  ascertained,  then  rates,  millages  and  assessed valuation of the previous year, with known changes,  shall be used.  After the  Closing  occurs and when the  actual  amount of Taxes for the year or years in question is determinable,  such Taxes will be re-prorated between the parties as described above to reflect the actual amount of such taxes.

            (b) Fixed, minimum, additional, percentage or average rent and other amounts  payable under the applicable  Ground Lease shall be prorated on a per diem basis.

            (c) Any amounts  payable  under an assigned  Service  Contracts  and
      Licenses;  provided,  that if Newco  receives  a bill for any such  amount after the  Closing  Date which bill  covers a period  prior to the Closing
      Date,  Transferor  shall pay to Newco upon demand that part of such amount properly  allocable to the period prior to the Closing  Date. In the event that the  service  to be  provided  under any  Service  Contract  has been provided  prior to the Closing Date and  Transferor has not yet received a bill  therefor,  then Newco shall  receive a payment of a sum of money for the portion of such  service  allocable to the period prior to the Closing
      Date and Newco  shall pay the bill when it is  received.  Further,  in the event that  Transferor  has received a bill for any service to be provided pursuant  to any  Service  Contract  but  such  service  has not yet  been provided,  Transferor  shall  receive a payment  of a sum of money for the amount pre-paid for such service pursuant to the Service Contract which is applicable to the Closing Date and thereafter.

            (d) All water,  electricity,  heat,  fuel,  sewer and other  utility company charges,  up to and including the Closing Date accrued and payable by Transferor based upon the last bill therefor.  If any such bill has not been received by the Closing  Date,  then such  adjustment  shall be based upon the next such bill received and such adjustment shall occur after the
      Closing  Date.  Transferor  shall  retain  the right to the refund of such deposits.

            (e) Interest  payable under the Empire Payment  Obligations  for the interest  period in which the Closing Date falls,  with Newco  receiving a payment  of a sum of money at  Closing  in the  amount  of  interest  that

                                       54

      accrued  between the last interest  payment date under the Loan  Documents and the Closing Date.

            (f) In the event that any of the  foregoing  prorations  of items in this Section 8.3 are based on estimates, then at such time that the actual amounts of any of the above listed  items are known Empire and  Transferor agree to cooperate with each other to reallocate the amounts calculated as of the Closing Date with respect to such items and reimburse each other in accordance with the provisions of this Section 8.3.

            (g) All  payments  made under this  Section 8.3 shall be made by the applicable  party to the other in cash. This Section 8.3 shall survive the
      Closing.

                                  ARTICLE IX.
                             TERMINATION AND DEFAULT

            Section 9.1  TERMINATION.  (a) Subject to this  Section  9.1, in the event that the conditions to either party's  obligation to close hereunder shall not have been satisfied by December 31, 2005 (for reasons other than a breach or default  under  this  Agreement  by such  party),  then such  party may elect to terminate  this Agreement by written notice to the other party given on or after
January 1, 2006 but not later  than  January  20,  2006,  and if such  notice is timely  delivered then this Agreement shall terminate and be of no further force or effect,  and  neither  party  shall have any  further  rights or  obligations hereunder.

            (b) In the event that this Agreement  shall  terminate in accordance with its terms,  then the Option Agreement shall remain in full force and effect in  accordance  with its terms and shall  continue  to be fully  binding  on the parties  thereto,  and the Option  (as  defined  in the  Option  Agreement)  may
thereafter   be   exercised   by  the  Grantee   under  the  Option   Agreement.
Notwithstanding  the foregoing,  the Option (as defined in the Option Agreement)
shall not be exercisable by the Grantee under the Option Agreement following the termination  of this  Agreement (i) by Empire  pursuant to Section 9.1(a) due to the failure of the Closing  Conditions  set forth in  Sections  7.1(b),  7.1(c),
7.1(d),   7.1(f),   7.1(g),  7.1(h)  (unless  Empire  shall  have  breached  its obligations  under  such  subparagraph)  or  7.1(i)  to be  satisfied;  (ii)  by
Transferor  pursuant  to  Section  9.1(a)  due to  the  failure  of the  Closing
Conditions set forth in Section 7.2(c), 7.2(d), 7.2(e), 7.2(f), 7.2(g) or 7.2(h)
(unless Empire shall have breached its obligations  under such  subparagraph) to be satisfied, or (iii) by Empire pursuant to Section 9.2(b) following a material default hereunder by Transferor.

            (c) In the event Empire shall terminate this Agreement in accordance with  Section  9.1(a) due to the failure of the  condition  set forth in Section
7.1(e) to be satisfied,  Empire shall not solicit, contact, facilitate or engage in discussions or  negotiations  with any third party (other than Transferor and
Indian tribes or nations) with respect to any Catskills Acquisition for a period of eighteen (18) months following such termination.

            (d)  Notwithstanding  anything  to the  contrary  in Section  9.1(a)
hereof, in the event that Transferor shall terminate this Agreement  pursuant to
Section  7.2(f)  (other  than due to the  failure  to  obtain  Bankruptcy  Court approval of this  transaction  as  described  in Section  5.8(c)  hereof),  then

                                       55

Transferor  shall not solicit,  contact,  facilitate or engage in discussions or negotiations  with any third  party  (other  than  Empire)  with  respect to any
Catskills  Transfer  for  a  period  of  eighteen  (18)  months  following  such termination.

            (e) Intentionally omitted.

            (f)  With  respect  to the  required  consent  from the  holders  of
Empire's  convertible  bonds,  as set  forth in  Section  7.1(f)  of the  Empire
Disclosure  Schedule,  relating to the proposed assumption of the Empire Payment
Obligations by Newco at Closing and/or the  consummation  of the Merger,  if the parties  determine  that such  consent is  unlikely  to be  obtained  by Empire,
PROVIDED  that Empire  shall have used its  commercially  reasonable  efforts to obtain such consent as required by Section 5.8(b) hereof, then the parties shall reasonably  cooperate to restructure the transaction,  with no adverse effect on either  party  (including  any change of control or deemed  change of control of
Empire)  and  PROVIDED  that a  restructuring  that  would  result  in a taxable transaction to Transferor would not be deemed an adverse effect,  in such manner as to  eliminate  the  requirement  of such  consent  (which  restructuring  may include,  without limitation,  the pay-off of debt by Transferor and an increase in the number of  Transferor  Shares or other  consideration  to  Transferor  in respect  of such  pay-off).  Such  restructuring  shall be  accomplished  on the following  terms and conditions:  (i) the percentage  ownership of Transferor in
Empire  shall be the same as it would have been in Newco  immediately  after the
Effective Time under this  Agreement,  (ii) all references to Transferor  Shares shall be to deemed to be  references  to shares of Empire,  (iii)  Empire  shall assume or otherwise satisfy the Empire Payment Obligations,  (iv) this agreement shall be  automatically  amended by the parties as appropriate to give effect to the revised structure on substantially similar terms and conditions and with the applicable  representations and warranties  contained herein and (vi) each party shall execute a written  amendment to this Agreement as necessary to reflect the foregoing and to otherwise  effect the substance of the transaction as set forth in this Agreement

            (g) If (i) the  shareholders  of Empire  shall fail to approve  this transaction at the Stockholders  Meeting,  (ii) Empire shall fail for any reason
(other  than as a result of delays in the SEC  review  process)  to submit  this
Agreement, the Additional Agreements,  and the Transaction or other transactions contemplated  hereby (or any transaction  pursuant to a restructuring  in accord with Sections 7.1(h),  7.2(h) or 9.1(f)) for shareholder  approval by August 20,
2005,  or  (iii)  the  Board  of  Directors  of  Empire  changes  its  favorable recommendation with respect to this Agreement,  the Additional  Agreements,  the
Transactions  and other  transactions  contemplated  hereby (or any  transaction pursuant to a restructuring in accord with Sections  7.1(h),  7.2(h) or 9.1(f)), then  Transferor  shall,  upon  written  notice  to  Empire,  have the  right to terminate this  Agreement,  provided that, in such event,  the Option  Agreement shall  remain in full  force and  effect  and  shall be fully  binding  upon the parties following any such termination of this Agreement by Transferor,  and the
Option (as defined in the Option  Agreement)  may thereafter be exercised by the
Grantee under the Option Agreement.

            (h) In the event that (x) a material  adverse change with respect to
Transferor shall occur as set forth in SECTION 7.1(f), or (y) a material adverse change with respect to Empire shall occur as set forth in SECTION  7.2(e),  then
Empire (in the case of (x) above) or Transferor (in the case of (y) above) shall give written notice (such party being hereinafter referred to as the "MAC NOTICE

                                       56

PARTY") to the other party promptly after  obtaining  Knowledge of such material adverse change,  and if such material  adverse change shall not be substantially cured (in the  reasonable  judgment of the MAC Notice  Party)  within sixty (60)
days after  delivery of such  notice,  then the MAC Notice  Party shall have the right to  terminate  this  Agreement  upon  written  notice to the other  party, whereupon  this  Agreement  shall  terminate  and  neither  party shall have any further rights or obligations  under this Agreement,  and the Option (as defined in the Option  Agreement)  shall not  thereafter be  exercisable  by the Grantee under the Option Agreement.

            (i) Notwithstanding  anything to the contrary herein, the provisions of this Section 9.1 shall survive the termination of this Agreement.

            Section 9.2 DEFAULT.  (a) If Empire  shall  default  (references  to
"Empire" in this Section 9.2(a) being deemed to include Newco and Merger Sub) in the  performance of its material  obligations  under this Agreement  (including, without limitation,  the obligations of Empire pursuant to Sections 5.5 and 5.11 hereof), and if such default is not cured by Empire within fifteen (15) business days after written notice  thereof from  Transferor to Empire,  then  Transferor shall  have the  right,  at  Transferor's  option,  to (x) sue Empire for actual damages suffered by Transferor as a result of such default, (y) institute a suit against  Empire for  specific  performance  of Empire's  obligations  under this
Agreement  and/or (z) if the default has a Material  Adverse  Effect,  terminate this Agreement (provided that the remedies described in clauses (x), (y) and (z)
may be sought by  Transferor  in the  alternative  in any  pleadings  or related documents to the extent permitted by law). In the event that the Transferor does not terminate this  Agreement  following a default by Empire,  Transferor  shall have the right to sue Empire for an amount equal to damages  multiplied by 166%.
In the  event of such an  uncured  material  default,  and  until  such  time as
Transferor  shall  obtain a  non-appealable  judgment  of  specific  performance against  Empire,  then (i) the Option  Agreement  shall remain in full force and effect in  accordance  with its terms and shall  continue to be fully binding on the parties thereto, and (ii) Empire shall not solicit,  contact,  facilitate or engage  in  discussions  or  negotiations  with  any  third  party  (other  than
Transferor  and any  Indian  tribe or  nation)  with  respect  to any  Catskills
Acquisition for a period of eighteen (18) months following the initiation of any such suit for damages or specific performance. Following any termination of this
Agreement by  Transferor  as described  in this  Section  9.2(a)  arising from a default  that has a  Material  Adverse  Effect,  the  Grantee  under the  Option
Agreement  shall have the right to exercise the Option (as defined in the Option
Agreement).

            (b) If Transferor  shall default in the  performance of its material obligations under this Agreement (including, without limitation, its obligations under  Section  5.8(c)  hereof),  and if such default is not cured by Transferor within  fifteen (15) business days after written  notice  thereof from Empire to
Transferor,  then Empire shall have the right,  at Empire's  option,  to (x) sue
Transferor  for actual  damages  suffered by Empire as a result of such default,
(y) institute a suit against Transferor for specific performance of Transferor's obligations  under  this  Agreement  and/or  (z) if the  default  has a Material
Adverse Effect,  terminate this Agreement  (provided that the remedies described in clauses  (x), (y) and (z) may be sought by Empire in the  alternative  in any pleadings  or related  documents to the extent  permitted by law).  In the event that the  Empire  does not  terminate  this  Agreement  following  a default  by
Transferor,  Empire shall have the right to sue Transferor  for damages.  In the event of such an uncured material default by Transferor,  and until such time as

                                       57

Empire shall obtain a non-appealable  judgment of specific  performance  against
Transferor,  then Transferor shall not solicit, contact, facilitate or engage in discussions  or  negotiations  with any third  party  (other than  Empire)  with respect to any Catskills Transfer for a period of eighteen (18) months following the initiation of any such suit for damages or specific  performance.  Following any  termination of this Agreement by Empire as described in this Section 9.2(b)
arising  from a default  that has a  Material  Adverse  Effect,  the  Option (as defined in the Option  Agreement)  shall not be exercisable by Grantee under the
Option Agreement.

            (c) Notwithstanding  anything to the contrary herein, the provisions of this Section 9.2 shall survive the termination of this Agreement.

                                   ARTICLE X.
                                  MISCELLANEOUS

            Section 10.1 COUNTERPARTS.  This Agreement may be executed in one or more counterparts,  all of which shall be considered one and the same agreement, and shall become  effective  when one or more  counterparts  have been signed by each of the parties and delivered to the other parties.

            Section 10.2 GOVERNING LAW;  JURISDICTION AND FORUM;  WAIVER OF JURY
TRIAL.  (A) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE  LAWS OF THE  STATE OF NEW  YORK  WITHOUT  REFERENCE  TO THE  CHOICE  OF LAW
PRINCIPLES THEREOF.

            (b)  Subject to Section  10.3  hereof,  each of the  parties  hereto irrevocably  submits  to the  exclusive  jurisdiction  of any New York  state or federal court of  appropriate  jurisdiction  in any action,  suit,  arbitration, inquiry,  proceeding or  investigation  by or before any court,  governmental or other regulatory or administrative  agency or commission  ("ACTION") arising out of or relating to this Agreement,  and hereby irrevocably agrees that all claims in respect of such Action may be heard and  determined in such New York state or federal court.  Each of the parties  hereto hereby  irrevocably  waives,  to the fullest extent it may effectively do so, the defense of an inconvenient forum to the  maintenance  of such  Action.  The  parties  further  agree,  to the extent permitted by applicable Law, that any final and  unappealable  judgment  against any of them in any Action  contemplated  above  shall be  conclusive  and may be enforced  in any other  jurisdiction  within or outside  the U.S. by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

            (c) To the extent that any party hereto has or hereafter may acquire any immunity from  jurisdiction of any court or from any legal process  (whether through service or notice,  attachment  prior to judgment,  attachment in aid of execution,  execution or otherwise) with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

            (d) Each party waives, to the fullest extent permitted by applicable
Law,  any right it may have to a trial by jury in respect of any Action  arising out of or  relating to this  Agreement.  Each party  certifies  that it has been

                                       58

induced to enter into this Agreement by, among other things,  the mutual waivers and certifications set forth above in this Section 10.2.

            Section 10.3 DISPUTE  RESOLUTION.  Any claim or dispute  between the parties  with  respect  to the terms  and  conditions  of any of the  Additional
Agreements shall be definitively  resolved by binding arbitration.  Upon written notice  from  either  party  that such party  desires to submit  such a claim or dispute to  arbitration,  the parties shall  attempt to mutually  agree upon one reputable,  independent  arbitrator to arbitrate  such claim or dispute.  If the parties shall mutually agree on such  arbitrator,  then such arbitrator shall be directed to conduct the arbitration and make a final decision within thirty (30)
days after being  appointed.  In the event that the  parties  shall be unable to agree upon one  arbitrator  within five (5) business days after delivery of such written  notice,  then either party shall have the right to submit such claim or dispute  to binding  arbitration  by JAMS  (formerly  Judicial  Arbitration  and
Mediation  Services) and JAMS shall be instructed to conduct such arbitration on an  expedited  basis.  The parties  shall  share any costs  relating to any such arbitration.  Notwithstanding anything to the contrary herein, the determination in any such arbitration  proceeding shall be final and binding upon the parties.
The parties  reserve all rights and  remedies  (including  the right to commence litigation)  with  respect  to all other  claims  and  disputes  hereunder.  The provisions of this Section 10.3 shall survive the termination of this Agreement.

            Section 10.4 ENTIRE AGREEMENT;  BENEFICIARIES.  This Agreement,  the
Voting Agreements,  the Registration Rights Agreement, the Option Agreement, the
Confidentiality  Agreement  and the  Schedules  and Exhibits  hereto and thereto contain the entire  agreement  between the parties  with  respect to the subject matter hereof and there are no agreements,  understandings,  representations  or warranties between the parties other than those set forth or referred to herein.
Nothing  expressed,  referred  to or  implied  by or in this  Agreement  will be construed  to give any Person  (other  than the parties to this  Agreement)  any legal or  equitable  right,  remedy,  or claim  under  or with  respect  to this
Agreement or any  provision of this  Agreement.  This  Agreement  and all of its provisions and conditions are for the sole and exclusive  benefit of the parties to this Agreement and their permitted successors and assigns.

            Section 10.5 NOTICES.  All notices  hereunder  shall be sufficiently given for all purposes  hereunder if in writing and delivered  personally  (with appropriate  receipt),  sent  by  certified  mail  or by  nationally  recognized overnight  delivery  service  to the  appropriate  address  as set forth  below.
Notices to Transferor shall be addressed to:

                        Concord Associates Limited Partnership
                        c/o Cappelli Enterprises, Inc.

                        115 Stevens Avenue
                        Valhalla, NY  10595
                        Attn.:  Louis R. Cappelli

                                       59

                        with a copy to:

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, New York  10019
                        Attn.:  Stephen Gellman, Esq.

or at such other address and to the attention of such other person as Transferor may designate by written  notice to Empire.  Notices to Empire,  Newco or Merger
Sub shall be addressed to:

                        Empire Resorts, Inc.
                        c/o Monticello Raceway
                        Route 17B
                        Monticello, New York  12701
                        Attn:  Morad Tahbaz

                        with a copy to:

                        Latham & Watkins LLP
                        885 Third Avenue
                        New York, New York  10022
                        Attn.:  James I. Hisiger, Esq.

or at such other address and to the attention of such other person as Empire may designate by written notice to Transferor.  Any notice shall be deemed given (a)
by personal  delivery,  on the date  delivered  (b) by certified  mail three (3)
business days after delivered to the carrier  delivering same,  delivery charges prepaid, or (c) by nationally  recognized  overnight carrier,  the next business day after delivered to the carrier delivering same, delivery charges prepaid.

            Section 10.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and  inure to the  benefit  of the  parties  hereto  and  their  respective successors and assigns; PROVIDED,  HOWEVER, that no party hereto will assign its rights or delegate any or all of its  obligations  under this Agreement  without the express prior written consent of each other party hereto,  except that Newco shall  have the right to assign its rights  under  this  Agreement,  but not its obligations,  to any  direct or  indirect  subsidiary  that is, and at all times through  and  including  the  Closing  Date  will be,  disregarded  as an entity separate from Newco for federal  income tax purposes.  Nothing in this Agreement is intended to confer upon any Person that is not a party to this  Agreement any rights  or  remedies  of any  nature  whatsoever  under  or by  reason  of  this
Agreement.

            Section 10.7 HEADINGS; DEFINITIONS. The section and article headings contained in this  Agreement are inserted for  convenience of reference only and will not affect the meaning or interpretation of this Agreement.  All references to  Sections  or Articles  contained  herein  mean  Sections or Articles of this
Agreement  unless  otherwise  stated.  All capitalized  terms defined herein are

                                       60

equally  applicable  to both the singular  and plural  forms of such terms.  The terms  "hereof,"  "herein," and  "herewith"  and words of similar  import shall, unless  otherwise  stated,  be construed  to refer to this  Agreement as a whole
(including all of the Exhibits  hereto) and not to any  particular  provision of this  Agreement.  The word  "including" and words of similar import when used in this Agreement  shall mean  "including  without  limitation"  unless the context otherwise  requires  or  unless  otherwise  specified.  All  references  in this
Agreement to any period of days shall be deemed to be to the relevant  number of calendar days unless otherwise specified.

            Section  10.8   AMENDMENTS  AND  WAIVERS.   This  Agreement  may  in
accordance  with this Section 10.8 be amended by the parties  hereto,  by action taken or authorized by their respective  boards of directors,  at any time prior to the Effective  Time and, to the fullest  extent  permitted by law,  after the
Effective Time (and the parties hereto expressly contemplate that this Agreement can be amended after the Effective Time).  This Agreement may not be modified or amended  except by an instrument or  instruments  in writing signed by the party against whom  enforcement of any such  modification or amendment is sought.  Any party hereto may, only by an instrument in writing,  waive compliance by another party hereto with any term or  provision  of this  Agreement on the part of such other party  hereto to be performed  or complied  with.  The waiver by any party hereto  of a breach  of any term or  provision  of this  Agreement  shall not be construed as a waiver of any subsequent breach.

            Section 10.9  SPECIFIC  PERFORMANCE.  The parties  hereto agree that irreparable  damage would occur in the event that any party fails to  consummate the transactions  contemplated by this Agreement in accordance with the terms of this Agreement and that the parties shall be entitled to specific performance in such event, in addition to any other remedy or law or in equity.

            Section 10.10  SEVERABILITY.  If any term or other provision of this
Agreement is invalid,  illegal or incapable of being enforced by any rule of Law or public policy,  all other  conditions and provisions of this Agreement  shall nevertheless  remain in full force and effect so long as the  economic  or legal substance of the transactions  contemplated hereby is not affected in any manner materially  adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall  negotiate  in good  faith to modify  this  Agreement  so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that  transactions  contemplated  hereby  are  fulfilled  to the  extent possible.

            Section 10.11 FEES AND EXPENSES.  All state and local transfer Taxes arising from the transfer of the  Properties  shall be paid by Transferor at the
Closing and Transferor  shall be responsible for the cost of preparing the Deeds and any Tax  Forms.  Transferor  shall  pay for all  lender  transactions  costs
(including,  without  limitation,  any prepayment fees or penalties) incurred by
Empire in connection with the Empire Payment  Obligations.  Empire shall pay for the costs of the  recordation of the Deeds.  Empire shall be responsible for the costs of title examination, owner's title insurance premiums (including the cost of  endorsements  requested by Empire) and the cost of obtaining  the Surveys of the  Properties.  Empire  shall also be  responsible  for the cost of  obtaining environmental and engineering  reports in connection with its due diligence with

                                       61

respect to the Properties,  and any other inspections or reports relating to its due diligence activities.  Each party shall bear its own legal fees and expenses incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions  contemplated  hereby,  except as otherwise set forth in this Agreement.

            Section 10.12  TRANSFEROR.  Each of Concord  Associates and Sullivan
Resorts shall be liable  jointly and  severally  liable for the  obligations  of
Transferor under this Agreement,  provided that Sullivan shall not be liable for
any  representations,   warranties,  covenants  and  other  provisions  of  this
Agreement  relating  specifically to Concord Associates or the Concord Property, and Concord shall not be liable for any representations,  warranties,  covenants and other provisions of this Agreement relating specifically to Sullivan Resorts or the Grossinger's Property.

            Section 10.13 MUTUAL DRAFTING. Each party hereto has participated in the drafting of this Agreement,  which each party  acknowledges is the result of extensive negotiations between the parties.

            Section 10.14 GAMING FACILITIES. It is the preference of the parties that,  subsequent  to the  Closing,  (a) any Class  III  gaming  facility  to be developed by Empire or Newco on behalf of the Seneca Cayuga Nation be located on a portion of the Concord Owned  Property,  and (b) any Class III gaming facility to be developed by Empire or Newco on behalf of the Cayuga Nation of New York be located on a portion of the Monticello Property.

            Section  10.15  LETTER  AGREEMENT  SUPERSEDED.   This  Agreement  is
intended to amend,  restate and supersede the Letter  Agreement in all respects, provided that the Voting Agreements and the Option Agreement (which were entered into in  connection  with the Letter  Agreement)  shall remain valid and in full force and effect.

                  [Remainder of page intentionally left blank]

                                       62

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                                         EMPIRE RESORTS, INC.

                                         By:  /s/ Robert Berman
                                              ---------------------------------
                                              Name:  Robert Berman
                                              Title: Chief Executive Officer

                                         EMPIRE RESORTS HOLDINGS, INC.

                                         By: /s/ Robert Berman
                                             ----------------------------------
                                             Name:  Robert Berman
                                             Title: President

                                         EMPIRE RESORTS SUB, INC.

                                         By: /s/ Robert Berman
                                             ----------------------------------
                                             Name:  Robert Berman
                                             Title: President

                                         CONCORD ASSOCIATES LIMITED
                                         PARTNERSHIP

                                         By:  Convention Hotels, Inc.,
                                              as general partner

                                         By: /s/ Louis R. Cappelli
                                             ----------------------------------
                                             Name:  Louis R. Cappelli
                                             Title: President

SULLIVAN RESORTS, LLC

       By:   Catskill Resort Group, LLC
             as Managing Member

             By:  Cappelli Resorts LLC, as Managing Member

                  By: /s/ Louis R. Cappelli
                      ----------------------------------
                      Louis R. Cappelli, Managing Member

       By:   Melville-Catskill, LLC, as Managing Member

             By:   Reckson Strategic Venture Partners, LLC,
                   as Managing Member

                   By: /s/ Scott Rechler
                       -----------------------------------
                       Scott Rechler, Authorized Signatory

            Pursuant to Item  601(b)(2) of Regulation  S-K,  below please find a list identifying the contents of all omitted schedules.

                      SUMMARY OF EMPIRE DISCLOSURE SCHEDULE

Section 4.2 -Capital Structure

Section 4.4 - Governmental Filings; No Violations; Certain Contracts, Etc.

Section 4.7 - Litigation and Liabilities

Section 4.9 - Material Contracts

Section 4.11 - Affiliate Transactions

Section 4.13 - Permits and Approvals

Section 4.18 - Labor and Employee Benefits

                    SUMMARY OF TRANSFEROR DISCLOSURE SCHEDULE

Section 3.2 - Concord Site Plan and Site Plan Approval

Section 3.3 - Consents and Approval

Section 3.5 - Material Licenses

Section 3.6 - Leases Where Transferor is Lessor

Section  3.7 - Service Contracts/Equipment Leases

Section  3.8 - Empire Payment Obligations

Section 3.14 - Exceptions to Compliance with Laws

Section 3.15 - Litigation

Section 3.16 - Condemnation

Section 3.18 - Environmental Matters

Section 3.19 - Insurance

Section 3.22 - Employment of Employees

Schedule 5.3 (i) - Land Use Applications and Approvals - Concord Properties

Schedule 5.3 (ii) - Land Use Applications and Approvals - Retained Property

Schedule 6.6 - Permitted Exceptions

Schedule 7.2(f) - Conditions to Transferor's Obligation